Exhibit 10.18

OFFICE LEASE AGREEMENT
Between
Landlord:               111 SUTTER STREET OWNER LP,
a Delaware limited partnership
and
Tenant:                  TURO INC.,
a Delaware corporation
111 SUTTER STREET
SAN FRANCISCO, CALIFORNIA

-i-

TABLE OF CONTENTS
(continued)
-ii-

LIST OF EXHIBITS

A-1	Suite 600
A-2	Suite 1200
A-3	Suite 1300
A-4	Suite 1400 (Offering Space)
B	Work Agreement
C	Commencement Letter
D	Rules and Regulations
E	Asbestos Notification
F	Form of Letter of Credit
G	Options
H	Form of Estoppel Certificate
I	Form of SNDA
-iii-

BASIC LEASE PROVISIONS
The following sets forth some of the basic provisions of the Lease (the “Basic Lease Provisions”). In the event of any conflict between the terms of these Basic Lease Provisions and the referenced Articles of the Lease, the referenced Articles of the Lease shall control.
Building (Article 1): The building located at 111 Sutter Street, San Francisco, California, together with all appurtenant plazas and subgrade areas. The Building contains approximately 292,997 rentable square feet (“RSF”).
Property (Article 1): The Building and the parcel(s) of land on which it is located and, at Landlord’s discretion, other improvements, if any, to the extent serving the Building, and the parcel(s) of land on which they are located.
Premises (Article 1):

Suites:	600, 1200, 1300
Floors:	Sixth (6th), Twelfth (12th) and Thirteenth (13th)
RSF:
	Suite	RSF
	600	13,219
	1200	13,220
	1300	12,936
		39,375
Term (Article 2): Eighty-Seven (87) full calendar months following the later of (x) the Commencement Date for Suite 600 and (y) the Commencement Date for Suites 1200 and 1300.

Anticipated Commencement Date (Article 2):	November 1, 2019
Anticipated Expiration Date (Article 2):	January 31, 2027
Suite 600:	September 15, 2019
Suites 1200 and 1300:	November 1, 2019
i

Base Rent (Article 5):
(i)    Suite 600 (13,219 RSF)

Months of Term	Annual Rate Per RSF	Monthly Installment
1* - 12	$85.00	$93,634.58**
13 - 24	$87.55	$96,443.62
25 - 36	$90.18	$99,340.79
37 - 48	$92.88	$102,315.06
49 - 60	$95.67	$105,388.48
61 - 72	$98.54	$108,550.02
73 - 84	$101.49	$111,799.69
85 - Expiration Date	$104.54	$115,159.52
(ii)    Suites 1200 and 1300 (26,156 RSF)

Months of Term	Annual Rate Per RSF	Monthly Installment
1* - 12	$87.00	$189,631.00**
13 - 24	$89.61	$195,319.93
25 - 36	$92.30	$201,183.23
37 - 48	$95.07	$207,220.09
49 - 60	$97.92	$213,432.96
61 - 72	$100.86	$219,841.18
73 - 84	$103.89	$226,445.57
85 - Expiration Date	$107.00	$233,224.33
* If the Commencement Date is not the first (1st) day of a calendar month, then “Month 1” includes the partial calendar month during which the Commencement Date occurs and the next-succeeding calendar month, and in such event, Tenant shall pay the prorated amount of the monthly installment of Base Rent for such partial calendar month on the Commencement Date.
** Subject to abatement pursuant to Section 5(b) below.
The parties acknowledge that the Commencement Date for Suite 600 may occur prior to the Substantial Completion of the Tenant Improvements within Suites 1200 and 1300; if necessary due to the “phased” delivery of the various Suites comprising the Premises, at the written request of either party, the parties will re-state the tables of Base Rent set forth above to accurately reflect the dates upon which the Substantial Completion of Tenant Improvements within the various Suites comprising the Premises took place.

Rent Payment Address (Article 5):
If sent by check:
111 Sutter Street Owner LP
P.O. Box 399176
San Francisco, CA 94139-9176
If sent by check via FedEx or other courier service:
Lockbox Services Box #399176
111 Sutter Street Owner LP
3440 Walnut Avenue, BLDG A, Window H
Fremont, CA 94538
If sent by wire transfer:
To: Wells Fargo Bank, N.A.
Account Name: 111 Sutter Street Owner, LP
Account#: [***]
Routing (ABA)#: [***]
Base Year (Article 6):
Tax Base Year:                                   2020
Operating Expense Base Year:           2020
Tenant’s Share (Article 6):                 13.44% (i.e., 39,375/292,997)
Letter of Credit Amount (Article 9):  $4,089,162.76
Landlord’s Broker (Article 42):          Jones Lang LaSalle Americas, Inc.
Tenant’s Broker (Article 42):             Colliers International
Notice Addresses (Article 28):

Landlord	Tenant

c/o PARAMOUNT GROUP, INC. 111 Sutter Street, Suite 350 San Francisco, CA 94104 Attention: Property Manager	Turo Inc. 116 New Montgomery Street, Suite 700 San Francisco, CA 94105 Attention: Tyler Hamilton

with a copy to:
c/o PARAMOUNT GROUP, INC.
1633 Broadway, Suite 1801
New York, NY 10019
Attention:           Bernard A. Marasco
Senior Vice President - Counsel,
Leasing & Property Management
and a copy to:
c/o PARAMOUNT GROUP, INC.
Steuart Tower, One Market Plaza, Suite 1470
San Francisco, CA 94105
Attention: General Asset Manager

OFFICE LEASE AGREEMENT
THIS OFFICE LEASE AGREEMENT (hereinafter called the “Lease”) is entered into as of      July 17    , 2019 (the “Effective Date”), by and between the Landlord and Tenant identified above.
1.Premises and Common Areas.
(a)Premises; Rentable Area. Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord the Premises identified in the Basic Lease Provisions, such Premises being further shown on the drawing attached hereto as Exhibit A and made a part hereof. All corridors and restroom facilities located on any full floor which may be occupied by Tenant) shall be considered part of the Premises. The Premises shall be prepared for Tenant’s occupancy in the manner and subject to the provisions of the Work Agreement attached hereto as Exhibit B and made a part hereof (the “Work Agreement”). The RSF of the Premises and the Building have been determined based upon the ANSI/BOMA Z65.1-2017 standard promulgated by the Building Owners and Managers Association, as interpreted by Landlord’s architect for the Building. Landlord and Tenant agree that the rentable area of the Premises as described in the Basic Lease Provisions has been confirmed and conclusively agreed upon by the parties. No easement for light, air or view is granted hereunder or included within or appurtenant to the Premises. Tenant acknowledges that it has had the opportunity to inspect the Premises, and by accepting the Premises, Tenant shall be deemed to have accepted them in their “AS IS” condition existing as of the Commencement Date (defined below), and to have waived all claims relating to the condition of the Premises. At all times during the Term, but subject to any Casualty, Force Majeure Event (as such terms are defined below) or Landlord’s security procedures, Tenant shall have access to the Premises 24 hours a day, 7 days a week, 365 days a year.
(b)Common Areas. Tenant shall have the nonexclusive right (in common with other tenants or occupants of the Building, Landlord and all others to whom Landlord has granted or may hereafter grant such rights) to use the Common Areas (defined below), subject to the Rules and Regulations (defined below). Landlord may at any time alter, renovate, rearrange, expand or reduce some or all of the Common Areas or temporarily close any Common Areas to make repairs or changes therein or to effect construction, repairs, or changes within the Building or Property, or to prevent the acquisition of public rights in such areas, or to discourage parking by parties other than tenants, and may do such other acts in and to the Common Areas as in its judgment may be desirable, provided Tenant’s access to the Premises is not materially impaired thereby other than on a temporary basis (unless necessitated by emergency or applicable Law). Landlord may from time to time permit portions of the Common Areas to be used exclusively by specified tenants. Landlord may also, from time to time, place or permit customer service and information booths, kiosks, stalls, push carts and other merchandising facilities in the Common Areas. “Common Areas” shall mean any of the following or similar items, as so designated from time to time by Landlord: (a) the total square footage of areas of the Building devoted to nonexclusive uses such as ground floor lobby, outside sitting areas and elevator foyers; fire vestibules; mechanical areas; restrooms and corridors on all multi-tenant floors; elevator foyers and lobbies on multi-tenant floors; electrical and janitorial closets; telephone and equipment rooms; and other similar facilities in the Building maintained for the benefit of Building tenants and invitees, but shall not mean Major Vertical Penetrations (defined below); and (b) all loading docks; locker rooms, exercise and conference facilities available for use by Building tenants (if any); walkways, roadways and sidewalks; trash areas; mechanical areas; landscaped areas including courtyards, plazas and patios; and other similar facilities on the Property maintained for the benefit of Building tenants and invitees. As used herein, “Major Vertical Penetrations” shall mean the area or areas within Building stairs (excluding the landing at each floor), elevator shafts, and vertical ducts that service more than one floor of the Building. The area of Major Vertical Penetrations shall be bounded and defined by the dominant interior surface of the perimeter walls thereof (or the extended plane of such walls over areas that are not enclosed). Major Vertical Penetrations shall exclude, however, areas for the specific use of Tenant or installed at the request of Tenant, such as special stairs or elevators.
2.Term.
(a)Generally. Tenant shall have and hold the Premises for the term (the “Term”) identified in the Basic Lease Provisions, commencing on the date (the “Commencement Date”) which is the earlier of (i) the date on which Landlord notifies Tenant that the Tenant Improvements (defined in the Work Agreement) in the Premises are Substantially Complete (defined in the Work Agreement) or would have been Substantially Complete but for any Tenant Delay (defined in the Work Agreement), or (ii) the date Tenant first occupies all or any portion of the Premises for the conduct of its business. Notwithstanding the foregoing, if, as of the date that the Tenant Improvements are (or would be but for Tenant Delay) Substantially Complete, Tenant has not delivered to Landlord (i) the first (1st) month’s payment of Base Rent pursuant to the provisions of Section 5(a) below, (ii) the Letter of Credit pursuant to Article 9 below and (c) evidence of all insurance required to be maintained by Tenant pursuant to the provisions of Article 24 below (collectively, the “Delivery Requirements”), then, for the purposes of calculating the Commencement Date, the Commencement Date shall nonetheless be deemed to have occurred, however, Tenant will not be allowed to have access to the Premises unless and until Tenant satisfies such Delivery Requirements. This Lease shall terminate at midnight on the last day of the eighty seventh (87th) full calendar month following the later of (x) the Commencement Date for Suite 600 and (y) the Commencement Date for Suites 1200 and 1300 (the “Expiration Date”), unless sooner terminated or extended pursuant hereto. Promptly following the Commencement Date, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as Exhibit C, specifying and/or confirming the Commencement Date, the Expiration Date and such other matters as Landlord may reasonably request; if Tenant fails to execute and deliver (or to provide good faith corrective comments to) such letter agreement to Landlord within fifteen (15) Business Days after Landlord’s delivery of same to Tenant, said letter agreement will be deemed final and binding upon Tenant.
(b)Early Entry. Subject to the terms and conditions of this Lease other than the obligation to pay Base Rent or other charges, and provided Tenant has satisfied the Delivery Requirements, Tenant shall be permitted to enter the Premises from and after the date that is fifteen (15) days prior to the date that Landlord reasonably anticipates will be the Commencement Date, at Tenant’s sole risk, solely for the purpose of installing furniture, fixtures and equipment or Alterations in the Premises. Landlord may withdraw such permission to enter the Premises prior to the Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant, Tenant’s vendors and contractors or other tenants in the Building or if such entry is materially delaying the construction of the Tenant Improvements or any other construction in the Building. Such early entry shall be subject to all the terms and provisions of this Lease, except that Tenant shall have no obligation to pay Base Rent or other charges during such early access period unless Tenant commences business operations in the Premises during such early access period.
3.Landlord’s Failure to Give Possession. Except as expressly set forth in this Article 3, Landlord shall not be liable for damages to Tenant for failure to deliver possession of the Premises to Tenant by the Anticipated Commencement Date. The date on which Landlord delivers the Premises to Tenant with the Tenant Improvements Substantially Complete shall be referred to herein as the “Delivery Date”.
(a)First Outside Delivery Date. If Landlord has not caused the Delivery Date to occur by December 15, 2019 (the “First Outside Delivery Date”), then Tenant shall be entitled to a day-for-day abatement of Base Rent attributable to the Suite of the Premises which Landlord has failed to so deliver for each day following the First Outside Delivery Date until the Delivery Date for such Suite; and
(b)Second Outside Delivery Date. If the Delivery Date has not occurred by April 15, 2020 (the “Second Outside Delivery Date”), Tenant shall have the right to terminate this Lease by written notice to Landlord (the “Delivery Failure Termination Notice”) effective upon the date that is five (5) Business Days following receipt by Landlord of the Delivery Failure Termination Notice (the “Delivery Termination Effective Date”), in which event, Landlord shall return any prepaid Rent to Tenant. Should the Delivery Date occur prior to Tenant’s exercise of the foregoing termination right, however, such termination right shall, in such event, expire and be of no further force or effect upon the Delivery Date (provided that Tenant shall be entitled to receive any then-accrued Late Delivery Date abatements provided for in Section 3(a) above). The First Outside Delivery Date and the Second Outside Delivery Date shall each be extended to on a day-for-day basis for each day that Landlord’s delivery is delayed due to any Force Majeure Event and any Tenant Delay. Tenant’s rights to terminate this Lease, as set forth in this Section 3(b), shall be Tenant’s sole and exclusive remedy at law or in equity for the failure of the Delivery Date to occur by the Second Outside Delivery Date.
4.Quiet Enjoyment. Tenant, upon payment in full of the required Rent (as defined below) and full performance of the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Term without interference by Landlord, subject to the terms and conditions of this Lease. Landlord shall not be responsible for the acts or omissions of any other tenant or third party that may interfere with Tenant’s use and enjoyment of the Premises. This Article 4 is in lieu of any implied covenant of quiet enjoyment.

5.Base Rent.
(a)Generally. Tenant shall pay to Landlord, at the address stated in the Basic Lease Provisions or at such other place as Landlord shall designate in writing to Tenant, annual base rent (“Base Rent”) in the amounts set forth in the Basic Lease Provisions. The Base Rent shall be payable in equal monthly installments, due on the first day of each calendar month, in advance, in legal tender of the United States of America, without abatement, demand, deduction or offset whatsoever, except as may be expressly provided in this Lease. One full monthly installment of Base Rent, in the amount of $283,265.58, shall be due and payable on the date of execution of this Lease by Tenant and shall be applied to the first full calendar month’s Base Rent payable following the Abatement Period(s), defined below, and a like monthly installment of Base Rent shall be due and payable on or before the first day of each calendar month following the Commencement Date during the Term (provided, that if the Commencement Date should be a date other than the first day of a calendar month, the monthly Base Rent installment paid on the date of execution of this Lease by Tenant shall be prorated to that partial calendar month, and the excess shall be applied as a credit against the next monthly Base Rent installment). Tenant shall pay, as additional Rent, all other sums due from Tenant under this Lease (the term “Rent”, as used herein, means all Base Rent, additional Rent and all other amounts payable hereunder from Tenant to Landlord). Unless otherwise specified herein, all items of Rent (other than Base Rent and amounts payable pursuant to Article 7 below) shall be due and payable by Tenant on or before the date that is thirty (30) days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. Landlord may return to Tenant, at any time within fifteen (15) days after receiving same, any payment of Rent (x) made following any Default (irrespective of whether Landlord has commenced the exercise of any remedy), or (y) that is less than the amount due. Each such returned payment (whether made by returning Tenant’s actual check, or by issuing a refund in the event Tenant’s check was deposited) shall establish that such payment was not received or approved by Landlord. If the address designated by Landlord for payment of Rent hereunder is a lock box collection agent, then for purposes of this Lease, no such payment shall be deemed “accepted” by Landlord if Landlord issues a check payable to Tenant in the amount sent to the lock box within thirty (30) days after the amount sent by Tenant is received by the lock box collection agent or if Landlord returns a dishonored instrument within thirty (30) days after its dishonor.
(b)Abatement. Notwithstanding Section 5(a) above to the contrary, so long as Tenant is not in Default under this Lease, Tenant shall be entitled to an abatement of Base Rent payable for each Suite comprising the Premises for the first (1st) three (3) full calendar months of the Term (collectively, the “Abatement Period”). The total amount of Base Rent abated during the Abatement Period, in the amount of $849,796.75, is referred to herein as the “Abated Rent”. If Tenant is in Default at any time during the Term, (i) if such Default occurs prior to the expiration of the Abatement Period, from and after the occurrence of such Default, Rent shall be payable by Tenant as if no abatement of Base Rent had been contemplated in this Lease; and (ii) if Landlord terminates this Lease as a consequence of such Default, Landlord may claim as part of its termination damages all then-unamortized Abated Rent (assuming amortization of the

Abated Rent on a straight-line basis over the Term) credited to Tenant prior to the occurrence of the Default.
6.Operating Expenses and Taxes.
(a)Generally. Tenant agrees to reimburse Landlord throughout the Term, as additional Rent hereunder, for Tenant’s Share (defined below) of: (i) the annual Operating Expenses (as defined below) in excess of the Operating Expenses for the Operating Expense Base Year set forth in the Basic Lease Provisions (hereinafter called the “Base Year Expense Amount”); and (ii) the annual Taxes (as defined below) in excess of the Taxes for the Tax Base Year set forth in the Basic Lease Provisions (hereinafter called the “Base Year Tax Amount”). The term “Tenant’s Share” as used in this Lease shall mean the percentage determined by dividing the rentable square footage of the Premises by the rentable square footage of the Building and multiplying the quotient by 100. Landlord and Tenant hereby agree that Tenant’s Share with respect to the Premises initially demised by this Lease is as set forth in the Basic Lease Provisions. Tenant’s Share of excess Operating Expenses and excess Taxes for any calendar year shall be appropriately prorated for any partial year occurring during the Term. The obligations of the parties pursuant to this Article 6 will survive the expiration or sooner termination of this Lease.
(b)“Operating Expenses” shall mean all of those expenses incurred or paid by Landlord in operating, servicing, managing, maintaining and repairing the Property, including, without limitation, the Building and Common Areas. Operating Expenses shall include, without limitation, the following: (1) all costs related to the providing of water, heating, lighting, ventilation, sanitary sewer, air conditioning and other utilities, but excluding those utility charges actually paid separately by Tenant or any other tenants of the Building; (2) janitorial and maintenance expenses, including: (A) janitorial services and janitorial supplies and other materials used in the operation and maintenance of the Building; and (B) the cost of maintenance and service agreements on equipment, window cleaning, grounds maintenance, pest control, security, trash removal, any compost and/or recycle program, and other similar services or agreements; (3) management fees (or an imputed charge for management fees if Landlord provides its own management services) and the market rental value (as reasonably determined by Landlord) of a management office; (4) the costs, including interest, amortized over the applicable useful life as reasonably determined by Landlord, of (A) any capital improvement made to the Building or Property by or on behalf of Landlord which is required under any governmental law or regulation (or any judicial interpretation thereof) or any insurance requirement that was not applicable to, and enforced against, the Building or Property as of the Effective Date, (B) any capital cost of acquisition and installation of any device or equipment designed or reasonably anticipated to improve the operating efficiency of any system within the Building or which is reasonably intended to reduce Operating Expenses and/or which is intended to achieve or maintain LEED status and which is properly capitalized, or (C) the cost of any capital improvement, restoration, repair, replacement or equipment which is made or acquired to improve the health and safety of the occupants of the Building and/or the safety of the Building or Property or which represents the replacement of obsolete or worn-out equipment, or (D) the cost of capital improvements or alterations or installations which are replacements or modifications of items located in the Common Areas required to keep the Common Areas in good order or condition; (5) all services, supplies, repairs, replacements or other expenses directly and reasonably associated with servicing, maintaining, managing and operating the Building or Property, including, but not limited to the Building lobby, vehicular and pedestrian traffic areas and other Common Areas, and including the costs of achieving and maintaining LEED status or any other similar certification system or process as may be elected by Landlord in lieu of LEED; (6) wages and salaries and bonuses of Landlord’s employees (not above the level of Building or General Manager or such other title representing the on-site management representative primarily responsible for management of the Building) to the extent engaged in the maintenance, operation, repair and services of the Building, including taxes, insurance and customary fringe benefits; (7) legal and accounting costs (but not including legal costs incurred in collecting delinquent rent from any occupants of the Property); (8) costs to maintain and repair the Building and/or Property; (9) landscaping and security costs unless and to the extent that Landlord hires a third party to provide such services pursuant to a service contract and the cost of that service contract is already included in Operating Expenses as described above; (10) the amounts paid or incurred by Landlord (A) in insuring all or any portion of the Property under policies of insurance and/or commercially reasonable self-insurance, which may include commercial general liability insurance, property insurance, worker’s compensation insurance, rent interruption insurance, contingent liability and builder’s risk insurance, and any other insurance as may from time to time be maintained by Landlord and (B) for deductible payments under any insured claims; and (11) costs or payments under any easement, license, operating agreement, declaration, restrictive covenant or other instrument pertaining to the sharing of costs by the Building or Property or related to the use or operation of the Building or Property.
Operating Expenses shall specifically exclude the following: (i) costs of alterations of tenant spaces (including all tenant improvements to such spaces); (ii) costs of capital improvements, except as provided in the preceding paragraph; (iii) depreciation, interest and principal payments on mortgages, and other debt costs, if any; (iv) real estate brokers’ leasing commissions or compensation and advertising and other marketing expenses; (v) payments to affiliates of Landlord for goods and/or services to the extent the same are materially in excess of what would be paid to non-affiliated parties of similar experience, skill and expertise for such goods and/or services in an arm’s length transaction; (vi) costs incurred or services or work performed for the singular benefit of another tenant or occupant (other than with respect to Common Areas of the Building); (vii) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building; (viii) costs of advertising and public relations, promotional costs and attorneys’ fees associated with the leasing of the Building; (ix) any expense to the extent that Landlord actually receives reimbursement from insurance, condemnation awards, other tenants or any other source (other than through the collection of Operating Expenses) or to the extent Landlord would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease; (x) costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building; (xi) all expenses in connection with the installation, operation and maintenance of any observatory, broadcasting facilities, luncheon club, athletic or recreation club, cafeteria, dining facility or other facility not generally available to all office tenants of the Building, including Tenant; (xii)

Taxes; (xiii) rental under any ground or underlying lease or leases; (xiv) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Property; (xv) costs to the extent arising from the gross negligence or willful misconduct of Landlord or its agents or employees.
(c)“Taxes” shall mean all taxes and assessments of every kind and nature which Landlord shall become obligated to pay with respect to any calendar year of the Term or portion thereof because of or in any way connected with the ownership, leasing, and/or operation of the Building and/or Property, inclusive of any gross receipts tax (including without limitation the San Francisco Gross Receipts Tax and Business Registration Fees Ordinance (2012 Proposition E) as well as any other tax imposed as a result of 2018 Proposition C [the San Francisco Commercial Rent Tax for Childcare and Early Education]), as well as any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or the Property’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. Notwithstanding anything to the contrary contained herein, (i) Landlord shall include in Taxes each year hereunder (including, without limitation, the Tax Base Year) the amounts levied, assessed, accrued or imposed for such year, regardless of whether paid or payable in another year (except that, with respect to personal property taxes, Landlord shall include in Taxes the amounts paid during each such year), and Landlord shall each year make any other appropriate changes to reflect adjustments to Taxes for prior years (including, without limitation, the Tax Base Year) due to error by the taxing authority, supplemental assessment or other reason, regardless of whether Landlord uses an accrual system of accounting for other purposes (the amount of any tax refunds received by Landlord during the Term of this Lease shall be deducted from Taxes for the calendar year to which such refunds are attributable); (ii) the amount of special taxes and special assessments to be included shall be limited to the amount of the installments (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment payable for the calendar year in respect of which Taxes are being determined; (iii) the amount of any tax or excise levied by the State or the City of San Francisco where the Building is located, or any political subdivision of either, or any other taxing body, on rents or other income from the Building and/or Property (or the value of the leases thereon) to be included in Taxes shall not be greater than the amount which would have been payable on account of such tax or excise by Landlord during the calendar year in respect of which Taxes are being determined had the income received by Landlord from the Building and/or Property (excluding amounts payable under this subparagraph (iii)) been the sole taxable income of Landlord for such calendar year; (iv) if any portion of the Taxes in the Tax Base Year includes an assessment which is no longer payable in a subsequent calendar year, Taxes for the Tax Base

Year shall be adjusted to eliminate the amount of the annual assessment originally included therein; and (v) Taxes shall also include Landlord’s reasonable costs and expenses (including reasonable attorneys’ fees) in contesting or attempting to reduce any Taxes. Taxes will not include income taxes (except those which may be included pursuant to subparagraph (iii) above), excess profits taxes, franchise, capital stock, and inheritance or estate taxes. Without limiting the generality of this Section 6(c), if at any time prior to or during the Term any sale, refinancing or change in ownership of the Building is consummated, and if Landlord reasonably anticipates that the Building will be reassessed for purposes of Taxes as a result thereof, but that such reassessment may not be completed during the calendar year in which such event is consummated, then for all purposes under this Lease, Landlord shall have the right to calculate Taxes applicable to such calendar year and thereafter based upon Landlord’s good faith estimate of the Taxes which will result from such reassessment. Upon the finalization of any such reassessment and Landlord’s determination of actual Taxes applicable to the Tax Base Year and all calendar years subsequent thereto, as applicable, Landlord shall adjust the applicable Taxes therefor and, upon such adjustment, Landlord or Tenant, as appropriate, shall promptly make such reconciliation payment (which, in the case of Landlord, may be made in the form of a credit against the installment(s) of Tenant’s Share of excess Taxes next coming due) as may be necessary in order that Tenant pays Tenant’s Share of actual Taxes for each such calendar year.
(d)Cost Pools. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different portions or occupants of the Building (the “Cost Pools”), in Landlord’s good faith discretion. Such Cost Pools may, for example, include, but shall not be limited to, the office space tenants of the Building and the retail space tenants. The Operating Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable manner.
(e)Procedure. As soon as reasonably possible after the commencement of each calendar year following the Base Year, Landlord will provide Tenant with a statement of the estimated monthly installments of Tenant’s Share of excess Operating Expenses and excess Taxes which will be due for the remainder of the calendar year in which the Commencement Date occurs or for the next ensuing calendar year, as the case may be. Landlord shall deliver to Tenant within one hundred twenty (120) days after the close of each calendar year (including the calendar year in which this Lease terminates), or as soon thereafter as reasonably practical, a statement (“Landlord’s Statement”) setting forth: (1) the actual amount of any increases in the Operating Expenses for such calendar year in excess of the Operating Expenses for the Operating Expense Base Year and (2) the actual amount of any increases in the Taxes for such calendar year in excess of the Taxes for the Tax Base Year.
(i)For each year following the Base Year, Tenant shall pay to Landlord, together with its monthly payment of Base Rent as provided in Article 5 above, as additional Rent hereunder, the estimated monthly installments of Tenant’s Share of the excess Operating Expenses and excess Taxes for the calendar year in question. At the end of any calendar year, and upon Landlord’s completion of Landlord’s Statement for such year, if Tenant has paid to Landlord an amount in excess of Tenant’s Share of excess Operating Expenses and excess Taxes for such calendar year, Landlord shall promptly reimburse to Tenant any such excess amount (or, if prior to the end of the Term, shall apply any such excess amount to any amount then owing to Landlord hereunder, and if none, to the next due installment or installments of additional Rent due hereunder, at the option of Landlord); if Tenant has paid to Landlord less than Tenant’s Share of excess Operating Expenses and excess Taxes for such calendar year, Tenant shall pay to Landlord any such deficiency within thirty (30) days after the date of delivery of the applicable Landlord’s Statement.
(ii)For the calendar year in which this Lease terminates and is not extended or renewed, the provisions of this Article 6 shall apply, but Tenant’s Share of excess Operating Expenses and excess Taxes for such calendar year shall be subject to a pro rata adjustment based upon the number of days in such calendar year prior to the expiration of the Term of this Lease. Tenant’s obligation to pay Tenant’s Share of excess Operating Expenses and excess Taxes (or any other amounts) accruing during, or relating to, the period prior to expiration or earlier termination of this Lease shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before or after such expiration or termination. Tenant shall pay the full amount of such estimate, and any additional amount due after the actual amounts are determined, in each case within thirty (30) days after Landlord sends a statement therefor. If the actual amount is less than the amount Tenant has paid as an estimate, Landlord shall refund the difference within thirty (30) days after such determination is made.
(iii)If the Building is less than one hundred percent (100%) occupied throughout any calendar year of the Term, inclusive of the Base Year, then those Operating Expenses for the calendar year in question which vary with occupancy levels in the Building (including for example, but not limited to, utilities, janitorial costs and management fees) shall be increased by Landlord, for the purpose of determining Tenant’s Share of excess Operating Expenses, to be the amount of Operating Expenses which Landlord reasonably determines would have been incurred during that calendar year if the Building had been 100% occupied throughout such calendar year.
(f)Other Taxes Payable by Tenant. In addition to payment of Tenant’s Share of excess Taxes, Tenant shall pay before delinquency any and all taxes levied or assessed and which become payable by Tenant (or directly or indirectly by Landlord) during the Term (excluding, however, state and federal personal or corporate income taxes measured by the net income of Landlord from all sources, capital stock taxes, and estate and inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (i) the gross or net rental income of Landlord under this Lease, including, without limitation, any gross receipts tax levied by any taxing authority, or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the rental payable hereunder, except to the extent Landlord elects to include any of the foregoing in Taxes, and except for (x) the San Francisco Gross Receipts Tax and Business Registration Fees Ordinance (2012 Proposition E) and (y) as well as any other tax imposed as a result of 2018 Proposition C [the San Francisco Commercial Rent Tax for Childcare and Early Education], which are included in Taxes; (ii) the value of Tenant’s equipment, furniture, fixtures or other personal property located in the Premises; (iii) the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (iv) the value of any leasehold improvements, alterations or additions made in or to the Premises during the Term, regardless of whether title to such improvements, alterations or additions shall be in Tenant or Landlord; or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
(g)Tenant’s Audit Right. Tenant shall have the right to conduct an audit of Landlord’s books and records relating to Operating Expenses and Taxes in accordance with the following terms and provisions, provided that Tenant delivers written notice of its intent to audit within one hundred twenty (120) days after receipt by Tenant of Landlord’s Statement and completes such audit within sixty (60) days after the date Landlord makes Landlord’s books and records available to Tenant:
(i)No Monetary Default (as defined in Article 29 below) then exists.
(ii)Tenant shall have the right to have a Qualified Auditor (as defined below) inspect Landlord’s accounting records at Landlord’s office.
(iii)The Qualified Auditor shall not be employed or engaged on a contingency basis, in whole or in part.
(iv)Prior to commencing the audit, Tenant and the auditor shall: (A) provide Landlord with evidence that the auditor is from a nationally recognized accounting firm and that the individual performing the audit is a certified public accountant (a “Qualified Auditor”); (B) each sign a confidentiality letter to be provided by Landlord; and (C) provide Landlord with evidence of the fee arrangement between the auditor and Tenant.
(v)The audit shall be limited solely to confirming that the Operating Expenses reported in the Landlord’s Statement are consistent with the terms of this Lease. The auditor shall not make any judgments as to the reasonableness of any item of expense and/or the total Operating Expenses, nor shall such reasonableness be subject to audit except where this Lease specifically states that a particular item must be reasonable.
(vi)If Tenant’s auditor finds errors or overcharges in Landlord’s Statement that Tenant wishes to pursue, then within the time period set forth above Tenant shall advise Landlord thereof in writing with specific reference to claimed errors and overcharges and the relevant Lease provisions disqualifying such expenses. Landlord shall have a reasonable opportunity to meet with Tenant’s auditor (and any third auditor selected hereinbelow, if applicable) to explain its calculation of Operating Expenses and Taxes, it being the understanding of Landlord and Tenant that Landlord intends to operate the Building as a first-class office building with services at or near the top of the market. If Landlord agrees with said findings, appropriate rebates or charges shall be made to Tenant. If Landlord does not agree, Landlord shall engage its own auditor to review the findings of Tenant’s auditor and Landlord’s books and records. The two (2) auditors and the parties shall then meet to resolve any difference between the audits.

(vii)If agreement cannot be reached within two (2) weeks thereafter, then the auditors shall together select a third auditor (who shall be a Qualified Auditor not affiliated with and who does not perform services for either party or their affiliates) to which they shall each promptly submit their findings in a final report, with copies submitted simultaneously to the first two (2) auditors, Tenant and Landlord. Within two (2) weeks after receipt of such findings, the third auditor shall determine which of the two reports best meets the terms of this Lease, which report shall become the “Final Finding”. The third auditor shall not have the option of selecting a compromise between the first two auditors’ findings, nor to make any other finding.
(viii)If the Final Finding determines that Landlord has overcharged Tenant, Landlord shall credit Tenant toward the payment of additional Rent next due and payable under this Lease the amount of such overcharge, or if after the expiration or termination of this Lease, Landlord shall pay to Tenant the amount of such overcharge within thirty (30) days thereafter. If the Final Finding determines that Tenant was undercharged, then within twenty (20) days after the Final Finding, Tenant shall reimburse Landlord the amount of such undercharge.
(ix)If the Final Finding results in a determination that Landlord overstated Operating Expenses by more than five percent (5%) of Tenant’s Share of the Operating Expenses for the calendar year subject to the audit, Landlord shall pay its own audit costs and reimburse Tenant for its costs associated with said audits. In all other events, each party shall pay its own audit costs, including one-half (1/2) of the cost of the third auditor.
(x)The results of any audit of Operating Expenses hereunder shall be treated by Tenant, all auditors, and their respective employees and agents as confidential, and shall not be discussed with nor disclosed to any third party, except for disclosures required by applicable law, court rule or order or in connection with any litigation or arbitration involving Landlord or Tenant.
(h)One Year Limit. Notwithstanding the foregoing, Tenant will not be responsible for any excess Operating Expenses or excess Taxes which are first billed to Tenant more than one (1) calendar year after the date of expiration of the expiration of the calendar year to which such Operating Expenses or excess Taxes apply, provided that Tenant shall nonetheless be responsible for any such sums for any year if the same are first levied by any governmental authority or by any public utility companies following the date that is one (1) calendar year following the expiration of such year.
7.Late Charge. Other remedies for non-payment of Rent notwithstanding, if any monthly installment of Base Rent or additional Rent is not received by Landlord on or before the date due, or if any payment due Landlord by Tenant which does not have a scheduled due date is not received by Landlord on or before the date that is thirty (30) days following the date Tenant was invoiced for such charge, a late charge of five percent (5%) of such past due amount shall be immediately due and payable as additional Rent; provided, however, that Tenant will be entitled to notice of non-payment and a five (5) day cure period prior to the imposition of such late charge on the first (1st) occasion in any calendar year on which Tenant fails to timely pay any Rent due hereunder. Additionally, interest shall accrue on all delinquent amounts from the date past due until paid at the lower of (a) the rate of one and one-half percent (1-1/2%) per month or fraction thereof from the date such payment is due until paid, or (b) the highest rate permitted by applicable law (the “Interest Rate”).
8.Partial Payment. No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to Landlord’s right to collect the balance of any Rent due under the terms of this Lease or any late charge or interest assessed against Tenant hereunder.
9.Letter of Credit.
(a)Generally. Concurrently with Tenant’s execution and delivery of this Lease to Landlord, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates it may suffer) as a result of Tenant’s failure to comply with one or more provisions of this Lease, including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code, a standby, unconditional, irrevocable, transferable (with Tenant responsible for the payment of any transfer fee or charge imposed by the Issuing Bank, as defined below) letter of credit (the “Letter of Credit”) in the form of Exhibit F-1 attached hereto or such other form approved in writing in advance by Landlord and containing the terms required herein, in the face amount of $4,089,162.76 (the “Letter of Credit Amount”), naming Landlord as beneficiary, issued (or confirmed) by a financial institution approved by Landlord (the “Issuing Bank”), such approval not to be unreasonably withheld so long as such institution meets the requirements set forth in Section 9(d)(i) below, permitting multiple and partial draws thereon from a location in San Francisco, California or Manhattan, New York (or, alternatively, permitting draws via overnight courier or facsimile in a manner acceptable to Landlord), and otherwise in form acceptable to Landlord in its reasonable discretion. Notwithstanding the foregoing to the contrary, (i) Landlord hereby agrees that Wells Fargo Bank, National Association (“Wells Fargo”) is an acceptable initial Issuing Bank as of the Effective Date and (ii) Landlord will initially accept from Wells Fargo a Letter of Credit in a form attached hereto as Exhibit F-2; provided, however, that any replacement of such initial Letter of Credit must be in the form attached hereto as Exhibit F-1 or the form attached hereto as Exhibit F-2 unless otherwise reasonably approved in writing by Landlord. For avoidance of doubt, Tenant’s failure to deliver the initial Letter of Credit to Landlord concurrently with Tenant’s execution and delivery of this Lease to Landlord shall, at Landlord’s option, be a Default hereunder without the necessity of the passage of any additional cure period. However, Landlord agrees that it will initially accept a Letter of Credit in the face amount of no less than $2,044,581.38, provided that Tenant will be obligated to increase the face amount of such Letter of Credit to the full Letter of Credit Amount, pursuant to an amendment to the Letter of Credit in form satisfactory to Landlord, no later than July 24, 2019; Tenant’s failure to timely cause the increase of the face amount of the Letter of Credit as described herein shall, at the option of Landlord, be an immediate Default hereunder, without the necessity of the passage of any cure period. Further, Landlord will have no obligation to expend any additional funds towards the design, permitting or construction of the Tenant Improvements pursuant to the Work Agreement unless and until Tenant has fulfilled its obligations with respect to the Letter of Credit pursuant to the provisions of this Article 9. The Letter of Credit shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. In the event of an assignment by Tenant of its interest in this Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) Business Days of billing. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, amendment, renewal or extension) in the Letter of Credit Amount through the date (the “Final LC Expiration Date”) that is the later to occur of (x) the date that is ninety (90) days after the scheduled expiration of the Term and (y) the date that is ninety (90) days after Tenant vacates the Premises and completes any restoration or repair obligations. In furtherance of the foregoing, Landlord and Tenant agree that the Letter of Credit shall contain a so-called “evergreen provision,” whereby the Letter of Credit will automatically be renewed unless at least sixty (60) days’ prior written notice of non-renewal is provided by the Issuing Bank to Landlord; provided, however, that the final expiration date identified in the Letter of Credit, beyond which the Letter of Credit shall not automatically renew, shall not be earlier than the Final LC Expiration Date. Tenant shall neither assign nor encumber the Letter of Credit or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance of the Letter of Credit by Tenant in violation of this Article. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the Issuing Bank), Tenant shall deliver a new or amended Letter of Credit or certificate of renewal or extension to Landlord not later than thirty (30) days prior to the expiration or termination of the Letter of Credit then held by Landlord. Any renewal, amended or replacement Letter of Credit shall comply with all of the provisions of this Article 9.
(b)Drawing under Letter of Credit. Landlord, or its then managing agent, without prejudice to any other remedy provided in this Lease or by law, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (i) such amount is past due to Landlord under the terms and conditions of this Lease; or (ii) Tenant is in Default, or (iii) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any State bankruptcy code (collectively, “Bankruptcy Code”), or (iv) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (v) Tenant executes an assignment for the benefit of creditors, or (vi) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (vii) the Issuing Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the Final LC Expiration Date and Tenant fails to timely provide a replacement Letter of Credit or (viii) Tenant fails to timely provide a replacement Letter of Credit pursuant to the penultimate sentence of Section 9(a) above (the events described in clauses (iii), (iv), (v) and (vi) above, collectively, being referred to herein as an “Insolvency Event”). Upon any such draw, Landlord may use all or any part of the proceeds as set forth in this Article 9.
(c)Use of Proceeds by Landlord. The proceeds of any draw upon the Letter of Credit which are not used to pay for damages suffered by Landlord (or which Landlord reasonably estimates it will suffer) (the “Unused Proceeds”) as described above shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and need not be segregated from any other funds of Landlord. Tenant (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Laws (defined below), and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Any Unused Proceeds shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement Letter of Credit in the full Letter of Credit Amount, which replacement Letter of Credit shall comply in all respects with the requirements of this Article 9, or (y) within thirty (30) days after the Final LC Expiration Date; provided, however, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in any case pursuant to a final court order not subject to appeal or any stay pending appeal.
(d)Additional Covenants of Tenant.
(i)Replacement of Letter of Credit if Issuing Bank No Longer Satisfactory to Landlord. If, at any time during the Term, Landlord determines that (A) the Issuing Bank is closed for any reason, whether by the Federal Deposit Insurance Corporation (“FDIC”), by any other governmental authority, or otherwise, or (B) the Issuing Bank fails to meet any of the following three ratings standards as to its unsecured and senior, long-term debt obligations (not supported by third party credit enhancement): (x) “A2” or better by Moody’s Investors Service, or its successor, (y) “A” or better by Standard & Poor’s Rating Service, or its successor; or (z) “A” or better by Fitch Ratings, or its successor, or (C) the Issuing Bank is no longer considered to be well capitalized under the “Prompt Corrective Action” rules of the FDIC (as disclosed by the Issuing Bank’s Report of Condition and Income (commonly known as the “Call Report”) or otherwise), or (D) the Issuing Bank has been placed into receivership by the FDIC, or has entered into any other form of regulatory or governmental receivership, conservatorship or other similar regulatory or governmental proceeding, or is otherwise declared insolvent or downgraded by the FDIC or other governmental authority (any of the foregoing, an “Issuing Bank Credit Event”), then, within ten (10) calendar days following Landlord’s notice to Tenant, Tenant shall deliver to Landlord a new Letter of Credit meeting the terms of this Article 9 issued by an Issuing Bank meeting Landlord’s credit rating standards and otherwise reasonably acceptable to Landlord, in which event, Landlord shall return to Tenant the previously held Letter of Credit. If Tenant fails to timely deliver such replacement Letter of

Credit to Landlord, such failure shall be deemed a Default by Tenant under this Lease, without the necessity of additional notice or the passage of additional grace periods, entitling Landlord to draw upon the Letter of Credit.
(ii)Replacement of Letter of Credit Upon Draw. If, as result of any application or use by Landlord of all or any part of the Letter of Credit pursuant to the terms hereof, the amount of the Letter of Credit plus any cash proceeds previously drawn by Landlord and not applied pursuant to Section 9(c) above shall be less than the Letter of Credit Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional Letter(s) of Credit in an amount equal to the deficiency (or a replacement or amended Letter of Credit in the total Letter of Credit Amount), and any such additional (or replacement or amended) Letter of Credit shall comply with all of the provisions of this Article 9; notwithstanding anything to the contrary contained in this Lease, if Tenant fails to timely comply with the foregoing, the same shall constitute a Default by Tenant under this Lease, without the necessity of additional notice or the passage of additional grace periods.
(e)Nature of Letter of Credit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Without limiting the generality of the foregoing, Tenant hereby agrees that Landlord may claim those sums specified in Section 9(c) above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by the acts or omissions of Tenant or Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.
(f)Reduction in Letter of Credit Amount. Provided that the Reduction Conditions (defined below) are satisfied as of the later to occur of a Reduction Date (defined below) and the date of Tenant’s applicable reduction request, upon written request by Tenant, the face amount of the Letter of Credit may be reduced as follows:
(i)by $1,363,054.25 (i.e., to $2,726,108.51) as of the first Reduction Date; and
(ii)by an additional $1,363,054.25 (i.e., to $1,363,054.26) as of the second Reduction Date.

Any reduction in the Letter of Credit Amount shall be accomplished by Tenant providing Landlord with a substitute Letter of Credit or an amendment to the existing Letter of Credit, in the reduced amount. In no event shall the Letter of Credit Amount be reduced below $1,363,054.26 during the Term. As used herein, (x) the “Reduction Conditions” shall mean that (1) Tenant is not in Default, (2) no Issuing Bank Credit Event then exists, (3) no Insolvency Event then exists, (4) Tenant has not previously been in Default and no Insolvency Event has previously occurred, (5) no event which, with notice, the passage of time, or both, would constitute a Default, then exists, and (6) Tenant demonstrates to Landlord’s reasonable satisfaction that Tenant has been cash flow positive as a result of its business operations (not investment activity) for the immediately preceding four (4) consecutive calendar quarters as the applicable Reduction Date. As used herein, the “Reduction Dates” shall be the dates of expiration of the thirty-sixth (36th) and sixtieth (60th) full calendar months of the Term, respectively. For avoidance of doubt, if, as of the first (1st) Reduction Date, the Reduction Conditions are not satisfied, but, if, as of the next-succeeding Reduction Date, the Reduction Conditions are satisfied (which the parties acknowledged cannot be the case in the event that Reduction Condition (4) above was not satisfied as of the immediately preceding Reduction Date), Tenant shall be entitled to one (1) reduction in the Letter of Credit Amount in the amount of $1,363,054.25, as opposed to a cumulative or “catch up” reduction.
(g)Collateral Assignment. Tenant acknowledges and agrees that Landlord may collaterally assign the Letter of Credit to Lender (defined in Section 36(e) below), or to any subsequent lender who is a Holder (defined in Section 36(a) below) from time to time.
10.Use of Premises.
(a)Generally. Tenant shall use and occupy the Premises for general office purposes of a type customary for first-class office buildings and uses incidental thereto and consistent with the use and operation of the Building as a first-class office building and for no other purpose. The Premises shall not be used for any illegal purpose, nor in violation of any valid regulation of any governmental body, nor in any manner to create any nuisance or trespass, nor in any manner which will void the insurance or increase the rate of insurance on the Premises or the Building, nor in any manner inconsistent with the first-class nature of the Building, nor in any manner that would cause the occupancy level of the Premises to exceed the standard density limit for the Building (i.e., one (1) occupant per 150 RSF (the “Standard Density”), except as set forth herein. However, Tenant may occupy the Premises at a density greater than the Standard Density, provided that such occupancy density is in compliance with applicable Law. Tenant acknowledges that the Building’s electrical systems and the Base Building are not designed to service or accommodate space occupied at a density greater than the Standard Density, and, as a consequence, if and to the extent that Tenant desires additional electrical infrastructure to service any portion of the Premises as a result of Tenant’s occupancy of any portion of the Premises at a density greater than the Standard Density, Tenant will bear the cost of providing such additional electrical infrastructure. Further, if and to the extent that any Law requires any changes to the Base Building or the Premises as a consequence of such increased occupancy density, Tenant shall be solely responsible for the actual out-of-pocket cost of such changes (which may be carried out by Landlord for the account of Tenant). Landlord acknowledges that Tenant anticipates that it may occupy the Premises at a density which is greater than the Standard Density.
(b)Hazardous Materials.
(i)Tenant shall not cause or permit by any of its employees, vendors or authorized agents the receipt, storage, use, location or handling on the Property (including the Building and Premises) of any product, material or merchandise which is explosive, highly inflammable, or a “Hazardous Material,” as that term is hereafter defined. “Hazardous Material” shall include all materials or substances which are listed in, regulated by or subject to any applicable federal, state or local laws, rules or regulations from time to time in effect relating to hazardous materials or the environment, including, without limitation, hazardous waste (as defined in the Resource Conservation and Recovery Act); hazardous substances (as defined in the Comprehensive Emergency Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act); gasoline or any other petroleum product or by-product or other hydrocarbon derivative; toxic substances (as defined by the Toxic Substances Control Act); insecticides, fungicides or rodenticides (as defined in the Federal Insecticide, Fungicide, and Rodenticide Act); and asbestos, radon and substances determined to be hazardous under the Occupational Safety and Health Act or regulations promulgated thereunder. Notwithstanding the foregoing, Tenant shall not be in breach of this provision as a result of the presence in the Premises of minor amounts of Hazardous Materials which are in compliance with all applicable laws, ordinances and regulations and are customarily present in a general office use (e.g., copying machine chemicals and kitchen cleansers). In addition, Tenant shall in no event be in breach of this provision as a result of any Hazardous Materials that are already present on the Property as of the Delivery Date.
(ii)Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant and its successors and assigns shall indemnify, protect, defend (with counsel approved by Landlord) and hold Landlord, its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns (the “Indemnified Parties”) harmless from any and all claims, damages, liabilities, losses, costs and expenses of any nature whatsoever, known or unknown, contingent or otherwise (including, without limitation, reasonable attorneys’ fees, litigation, arbitration and administrative proceedings costs, expert and consultant fees and laboratory costs, as well as damages arising out of the diminution in the value of the Premises, the Property or any portion thereof, damages for the loss of the Premises or the Property or any portion thereof, damages arising from any adverse impact on the marketing of space in the Premises, and sums paid in settlement of claims), which arise during or after the Term in whole or in part as a result of the presence of any Hazardous Materials, in, on, under, from or about the Premises to the extent due to Tenant’s acts or omissions, except to the extent such claims, damages, liabilities, losses, costs and expenses arise out of or are caused by the negligence or willful misconduct of any of the Indemnified Parties. Landlord and its successors and assigns shall indemnify and hold Tenant its partners, officers, directors, shareholders, employees, agents, lenders, contractors and each of their respective successors and assigns harmless against all such claims or damages to the extent arising out of or caused by the negligence or willful misconduct of Landlord, its agents or employees or to the extent relating to Hazardous Materials already present on the Property as of the Commencement Date. The indemnities contained herein shall survive the expiration or earlier termination of this Lease.
11.Compliance with Laws.
(a)By Tenant. Subject to Section 11(b) below, Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity which are now in force or which may hereafter be enacted or promulgated, including, without limitation, the Americans with Disabilities Act of 1990, as amended (collectively, “Law(s)”), regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant, at its sole cost and expense, shall promptly comply with any Laws that relate to the Base Building (defined below) and/or any areas of the Building or the Property outside the Premises, but only to the extent such obligations are triggered by Tenant’s particular use of the Premises (as opposed to office use in general), Alterations or improvements in the Premises performed by or on behalf of Tenant (provided, Landlord shall be responsible to deliver the Tenant Improvements (as defined in the Work Letter) in compliance with all applicable Laws), or Tenant’s occupancy of the Premises in excess of the Standard Density. “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical, life-safety and plumbing systems and equipment located in the internal core of the Building. Tenant shall promptly provide Landlord with copies of any written notices it receives regarding an alleged violation of Law.
(b)By Landlord. Landlord shall comply with all Laws relating to the Base Building (exclusive of any Base Building systems that were constructed by or for the benefit of Tenant) and the Common Areas, provided that such compliance with Laws is not the responsibility of Tenant under this Lease. Landlord shall construct and deliver the Tenant Improvements in compliance with all applicable Laws. Notwithstanding the foregoing, Landlord shall have the right to contest in good faith any alleged violation of Law, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Section 11(b) to the extent consistent with the terms of Section 6(b) above.
12.Waste Disposal. All normal trash and waste (i.e., waste that does not require special handling pursuant to the provisions of this Article 12 set forth below), including without limitation, recycling, trash and composted materials, shall be placed in appropriate receptacles in the Premises in conformance with the guidelines of the local waste disposal plan then in effect and the rules and regulations issued by Landlord and shall be disposed of through the Building’s janitorial service. Subject to Section 10(b) above, Tenant shall be responsible for the removal and disposal of any waste from the Premises deemed by any governmental authority having jurisdiction over the matter to be hazardous or infectious waste or waste requiring special handling or waste that cannot be deposited in a compactor according to City or local regulations, such removal and disposal to be in accordance with any and all applicable Laws. Tenant agrees to separate and mark appropriately all waste to be removed and disposed of through the Building’s janitorial service and hazardous, infectious or special waste to be removed and disposed of by Tenant pursuant to the immediately preceding sentence. Tenant covenants and agrees, at its sole cost and expense, to comply with Landlord’s recycling and composting program. Tenant shall dispose of in an environmentally sustainable manner any equipment, furnishings or materials no longer needed by Tenant and shall recycle or re-use such materials in accordance with reasonable standards adopted for the Building from time to time.
13.Rules and Regulations. The current rules and regulations of the Building, a copy of which is attached hereto as Exhibit D, and all reasonable rules and regulations and modifications thereto which Landlord may hereafter from time to time adopt and promulgate after notice thereof to Tenant (collectively, the “Rules and Regulations”) (provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner with respect to Tenant and Landlord agrees that the Rules and Regulations shall not be modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant’s occupancy of the business for the permitted use) are hereby made a part of this Lease and shall be observed and performed by Tenant, its agents, employees and invitees. In the event of any conflict between the Rules and Regulations and the terms of this Lease, the terms of this Lease shall control.
14.Services.
(a)Generally. The normal business hours of the Building (“Building Service Hours”) shall be from 7:00 A.M. to 6:00 P.M. on Monday through Friday, exclusive of Building holidays as designated by Landlord in Landlord’s reasonable discretion and upon prior written notice to Tenant (“Building Holidays”). Initially and until further written notice by Landlord to Tenant, the Building Holidays shall be: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. “Business Days” are defined as Monday through Friday, exclusive of Building Holidays. Landlord shall furnish the following services during the Building Service Hours except as noted:
(i)Passenger elevator service at all times;
(ii)Steam heating and ventilation during the Building Service Hours and at such temperatures, during such seasons, and in such amounts as are reasonably considered by Landlord to be standard for the comfortable use and occupancy of similar class office buildings and the Premises or, in all events, as may be permitted or controlled by applicable Laws, ordinances, rules and regulations. Notwithstanding the foregoing, Tenant acknowledges that the Building does not have central air conditioning; however, a condenser water loop serves each floor of the Building for access to condensed water; as described in Section 14(b) below, Tenant shall be entitled to, as an extra service, up to twelve (12) tons of condenser water capacity per floor. All air conditioning units installed by Tenant and connected to the condenser water loop must be separately metered at Tenant’s cost.

(iii)Water at all times for all restrooms and lavatories;
(iv)Janitorial service Monday through Friday (exclusive of Building Holidays);
(v)A connection point on each floor of the Premises for Tenant’s lighting fixtures and incidental use equipment, provided that (A) the demand electrical load of the incidental use equipment does not exceed four (4) watts per usable square foot of the Premises during Building Service Hours and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electric circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and (B) the demand electrical load of Tenant’s lighting fixtures does not exceed an average of one and one half (1-1/2) watt (or such lesser amount as may be mandated by applicable Law) per usable square foot of the Premises (which is part of the four (4) watt allocation described above) during Building Service Hours and the electricity so furnished for Tenant’s lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to applicable laws and regulations, including Title 24 (the “Standard Electricity Allocation”) (Tenant shall pay the actual costs for any electrical service in excess of the Standard Electricity Allocation); and
(vi)Replacement of Building standard lamps and ballasts as needed from time to time.
(b)Extra Services. Except as expressly set forth herein, Tenant shall have no right to any services in excess of those provided herein; however:
(i)Tenant expressly acknowledges that it may be necessary to install heating, ventilation and air conditioning (“HVAC”) units serving the Premises. If Tenant desires to connect any supplemental HVAC units to the Building’s condenser water loop or chilled water line (there are condenser water taps located on every floor in the janitor’s closet), Tenant’s right to so connect shall require Landlord’s prior written consent, which shall not be unreasonably withheld but may be conditioned in part upon Landlord determining there is adequate excess capacity from time to time; any such connection and use shall be subject to Tenant’s pro-rata share and other reasonable restrictions imposed by Landlord, and Landlord shall have the right to charge Tenant a connection fee and/or a monthly usage fee, as reasonably determined by Landlord. Further, Tenant will be required to install (A) a circulation pump properly sized for the water supply between the supply and return condenser risers with sufficient ability to circulate condenser water through the cooling tower(s) and (B) a sub-meter measuring the electrical demand used with respect to the condenser water (and Tenant will be responsible for any such electrical charges); in no event will Landlord be obligated to allocate more than twelve (12) tons of capacity to any floor of the Premises.
(ii)Landlord shall have the right to measure Tenant’s usage either for the Premises or for any specific use within the Premises (including without limitation Tenant’s information technology equipment and for “high density” and/or “high consumption” areas, described above) for electricity, water, gas, steam, or other utility usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. Any meter so installed may, at Landlord’s option, be a “smart meter”. Except to the extent included in Operating Expenses, Tenant shall pay the actual costs for the consumption shown on the meter plus any fee applicable to reading the meter, either directly to the third-party utility provider in the case of a direct meter or to Landlord in the case of a check submeter or check meter, and Tenant shall provide a monthly report to Landlord of Tenant’s usage as measured by the meter. If the electricity costs for the Premises are included in Operating Expenses (and not paid directly by Tenant or directly reimbursed to Landlord by Tenant) and it is determined that Tenant is using electricity in such quantities or during such periods as to cause the total cost of Tenant’s electrical usage, on a monthly, per rentable square foot basis, to exceed the Standard Electricity Allocation, Tenant shall pay Landlord as additional Rent the estimated cost of such excess electrical usage and, if applicable, for the cost of purchasing, installing and maintaining the measuring device(s); and
(iii)If Tenant uses any other services in an amount or for a period in excess of that provided for herein, then Landlord reserves the right to charge Tenant as additional Rent hereunder a reasonable sum as reimbursement for the cost of such added services, and to charge Tenant for the cost of any administrative time, additional equipment or facilities or modifications thereto which are necessary to provide the additional services, and/or to discontinue providing such excess services to Tenant.
(c)Interruptions. Landlord shall not be liable for any damages directly or indirectly resulting from the interruption in any of the services described above, nor shall any such interruption entitle Tenant to any abatement of Rent (except as set forth below) or any right to terminate this Lease or be deemed an eviction, constructive or actual. Landlord shall use reasonable efforts to furnish uninterrupted services as required above. Tenant hereby waives the provisions of California Civil Code Section 1932(1) and any other applicable existing or future Law permitting the termination of this Lease due to an interruption, failure or inability to provide any services. Notwithstanding the foregoing, in the event that any interruption or discontinuance of services provided by Landlord pursuant to Section 14(a) above (i) was within the reasonable control of Landlord to prevent or correct (and was not caused in any way by the act or omission of Tenant or Tenant’s employees, agents, invitees or contractors), (ii) continues beyond five (5) Business Days after the date of delivery of written notice from Tenant to Landlord, (iii) materially and adversely affects Tenant’s ability to conduct business in the Premises, or any material portion thereof, and (iv) on account of such interruption or disturbance Tenant ceases doing business in the Premises or any material portion thereof, Base Rent shall abate proportionately, beginning on the sixth (6th) Business Day after delivery of said notice and continuing for so long as Tenant remains unable to (and in fact does not) conduct its business in the Premises or such portion thereof. To the extent within Landlord’s reasonable control, Landlord agrees to use reasonable efforts to restore such interrupted or discontinued service as soon as reasonably practicable.
15.Telephone and Data Equipment. Landlord shall have no responsibility for providing to Tenant any telephone or data equipment, including wiring, within the Premises or for providing telephone or data service or connections to the Premises, except as required by

Law. Tenant shall not alter, modify, add to or disturb any telephone or data wiring in the Premises or elsewhere in the Building without the Landlord’s prior written consent, which shall not be unreasonably withheld. Tenant shall be liable to Landlord for any damage to the telephone or data wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, agent, invitee or contractor of Tenant. Tenant shall have no access to the telephone or data closets within the Building, except in the manner and under procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone or data service to the Premises. All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone or data wiring within the Building shall be an Operating Expense unless and to the extent Landlord is separately reimbursed for such costs by any tenants of the Building. Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Premises, or otherwise, due to the interruption or failure of telephone or data services to the Premises, except to the extent caused by the gross negligence or willful misconduct of Landlord. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone or data service to the Premises for any reason, except to the extent caused by the gross negligence or willful misconduct of Landlord. Tenant agrees to obtain business interruption insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone or data service. All electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant is referred to herein as “Cable”. Landlord may designate specific contractors with respect to oversight, installation, repair, connection to, and removal of vertical Cable. All Cable shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cable with wire) to show Tenant’s name, suite number, and the purpose of such Cable (i) every 6 feet outside the Premises (specifically including, but not limited to, the electrical room risers and any Common Areas), and (ii) at the termination point(s) of such Cable.
16.Signs.
(a)Generally. Tenant shall not paint or place any signs, placards, or other advertisements of any character upon the windows of the Premises (except with the prior consent of Landlord, which consent may be withheld by Landlord in its absolute discretion), and Tenant shall place no signs upon the outside walls, the Common Areas or the roof of the Building.
(b)Building-Standard Signage. Landlord, at Landlord’s sole cost and expense, shall initially provide Tenant with Building-standard identification in the Building’s ground floor lobby as well as Building-standard signage in the elevator lobby on the floor on which the Premises are located. Any subsequent changes to, or revisions or replacements of such signage, shall be at Tenant’s sole cost and expense. Subject to Landlord’s prior approval, not to be unreasonably withheld, as to specifications, finishes, scope and scale, Tenant shall be permitted to install its corporate graphics in the lobby on each full floor occupied by Tenant; provided that Tenant shall be solely responsible for all costs associated with the installation, repair, maintenance and removal of such signage.

17.Intentionally Omitted.
18.Force Majeure. In the event of a strike, lockout, labor trouble, civil commotion, an act of God, or any other event beyond a party’s control (a “Force Majeure Event”) which results in such party being unable to timely perform its obligations hereunder (other than the inability to pay any amount due hereunder), and so long as such party diligently proceeds to perform such obligations after the end of such Force Majeure Event, such party shall not be in breach hereunder.
19.Repairs and Maintenance By Landlord. Tenant, by taking possession of the Premises, shall accept and shall be held to have accepted the Premises as suitable for the use intended by this Lease. In no event shall Tenant be entitled to compensation or any other damages or any other remedy against Landlord in the event the Premises are not deemed suitable for Tenant’s use. Landlord shall not be required, after possession of the Premises has been delivered to Tenant, to make any repairs or improvements to the Premises, except as expressly set forth in this Lease. Except for damage caused by Casualty or any Taking (which shall be governed by Articles 22 and 23 below), and subject to normal wear and tear, Landlord shall maintain in good repair (i) the structural elements of the Building, including the exterior walls and foundation, (ii) the Common Areas, (iii) the mechanical, electrical and plumbing systems which serve the Building in general, as opposed to the mechanical, electrical and plumbing systems within the Premises that serve solely the Premises (and further excluding any systems installed by or on behalf of Tenant in the Premises) (the “Building Systems”), and all other portions of the Base Building, provided (but subject to Section 25(e) below) such repairs are not occasioned by Tenant, Tenant’s invitees or anyone in the employ or control of Tenant. Landlord shall provide and install all original bulbs and tubes for Building standard lighting fixtures within the Premises and all replacement tubes for such lighting as part of Operating Expenses so long as the Tenant is not individually metered; all other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Tenant at Tenant’s cost and expense. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, and any similar or successor Laws now or hereafter in effect.
20.Repairs By Tenant. Except as described in Article 19 above, Tenant shall, at its sole cost and expense, maintain the Premises in good repair and in a neat and clean, first-class condition, including making all necessary repairs and replacements. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor coverings; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) Alterations (as defined in Article 21); (f) supplemental air conditioning units, kitchens (including hot water heaters), plumbing, and similar facilities exclusively serving Tenant, whether such items are installed by or on behalf of Tenant or are currently existing in the Premises (except to the extent such facilities are part of the Building systems, which shall be governed by Article 19 above) and (g) Cable. Tenant shall further, at its own cost and expense, repair or restore any damage or injury to all or any part of the Building or Property caused by Tenant or Tenant’s agents, employees, invitees, licensees, visitors or contractors, including but not limited to any repairs or replacements necessitated by (i) the construction or installation of improvements to the Premises by or on behalf of Tenant (other than the Tenant Improvements to be performed by Landlord), and (ii) the moving of any property into or out of the Premises; at Landlord’s option, Landlord will perform such work and Tenant will pay Landlord the actual out-of-pocket cost thereof plus a commercially reasonable administrative fee. All personal property brought into the Premises shall be at the risk of Tenant only and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any acts of co-tenants, other occupants of the Building, or any other person. If Tenant fails to make any repairs or replacements required pursuant to this Article 20 within thirty (30) days after notice from Landlord (or within such shorter period as Landlord may specify in the event of an emergency), Landlord may, at its option, upon prior reasonable notice to Tenant (except in an emergency) make the required repairs or replacements and the actual out-of-pocket costs of such repairs or replacements (plus Landlord’s commercially reasonable administrative charge) shall be charged to Tenant as additional Rent and shall be due and payable within ten (10) days following written demand.
21.Alterations and Improvements/Liens.
(a)Generally. Except for minor, decorative alterations that (i) are performed below the ceiling of the Premises, (ii) do not affect the Building’s structure or systems, (iii) will not create excessive noise or result in the dispersal of odors or debris (including dust or airborne particulate matter), (iv) are not visible from outside the Premises, (v) do not require the procurement of a building permit, and (vi) do not cost in excess of $100,000.00 in the aggregate, Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Premises (“Alterations”) without first obtaining in writing Landlord’s written consent for such Alterations, which consent will not be unreasonably withheld; provided, however, that such consent may be granted or withheld in Landlord’s sole discretion if the Alterations will affect the Building’s structure or systems, or will be visible from outside the Premises. Prior to starting work, Tenant shall furnish Landlord with plans and specifications (which shall be in CAD format if requested by Landlord) prepared by an architect and engineers reasonably acceptable to Landlord (provided that Landlord may designate specific engineers with respect to work affecting the Base Building); names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to the Base Building and vertical Cable and may also require that Tenant use only union labor for any work in the Building); required permits and approvals; evidence of contractors’ and subcontractors’ insurance in amounts reasonably required by Landlord and naming Landlord, any successor to Landlord, Landlord’s property manager, and their respective members, beneficiaries, partners, officers, directors, employees and agents and such other persons or entities as Landlord may reasonably request as additional insureds (any contract between Tenant and Tenant’s contractors must expressly require that Landlord and such other parties be so designated as additional insureds and Landlord must be provided with a copy of the relevant endorsement); and any security for payment and performance in amounts reasonably required by Landlord. Tenant shall reimburse Landlord for any reasonable sums paid by Landlord for third party examination of Tenant’s plans for Alterations. Landlord’s approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law. In addition, Tenant shall pay Landlord a fee for Landlord’s oversight and coordination of any Alteration equal to five percent (5%) of the total cost of the Alteration, to the extent the cost of the Alteration is equal to or less than $500,000.00; plus four percent (4%) of the cost of the Alteration to the extent that the cost of the Alteration is in excess of $500,000.00, but not more than $1,000,000.00; plus three percent (3%) of any portion of the cost of the Alteration in excess of $1,000,000.00. Upon completion, Tenant shall furnish Landlord with at least three (3) sets of “as-built” plans (as well as a set meeting Landlord’s CAD Format Requirements, described below) for Alterations, completion affidavits and full and final, unconditional waivers of lien and will cause a Notice of Completion to be recorded in the Office of the Recorder of the County of San Francisco in accordance with the California Civil Code or any successor statute and will timely provide all notices required under the California Civil Code. All Tenant Improvements as well as any Alterations shall at once become the property of Landlord; provided, however, that Landlord, at its option, may require Tenant to remove any Tenant Improvements or Alterations which constitute Specialty Alterations (defined below) prior to the expiration or sooner termination of this Lease. If Tenant so requests in writing concurrently with Tenant’s request for Landlord’s consent to any proposed Alterations or concurrently with Tenant’s request for Landlord’s approval of the Working Drawings, Landlord will notify Tenant at the time of Landlord’s consent to any such Specialty Alterations if Landlord reserves the right to require the removal thereof; in any event, Tenant will be required to remove all Cable. Notwithstanding the foregoing, if Landlord requires any such removal, Landlord may, in Landlord’s sole discretion, elect to perform such restoration at Tenant’s sole cost and expense (limited to the actual out-of-pocket costs of Landlord). As used herein, “Specialty Alterations” means any improvements that are not normal and customary general office improvements, including, but not limited to improvements which (i) perforate, penetrate or require reinforcement of a floor slab (including, without limitation, interior stairwells or high-density filing or racking systems), (ii) consist of the installation of a raised flooring system, (iii) consist of the installation of a vault or other similar device or system intended to secure the Premises or a portion thereof in a manner that exceeds the level of security generally necessary for ordinary office space, (iv) include curved walls, (v) involve material plumbing connections (such as, for example but not by way of limitation, kitchens, saunas, showers, supplemental HVAC units/CRAC units (and associated mechanical infrastructure) and executive bathrooms outside of the Building core and/or special fire safety systems), (vi) consist of the expansion of Building-standard restrooms or the construction of non-Building-standard unisex restrooms, (vii) consist of the dedication of any material portion of the Premises to non-office usage (such as classrooms, bicycle storage rooms, oversize meeting or conference rooms, or “cooking” kitchens), (viii) consist of the removal of Building-standard ceilings to create an open ceiling environment, or (viii) which can be seen from outside the Building. Notwithstanding anything herein to the contrary, all costs of any Alterations, as well as Tenant Improvements to the extent set forth in the Work Agreement (including, without limitation, the removal thereof, if applicable) shall be borne by Tenant. If Tenant fails to timely complete the removal of any Specialty Alterations and/or to repair any damage caused by the removal in a manner satisfactory to Landlord in Landlord’s reasonable discretion following written notice from Landlord, Landlord may do so and may charge the actual out-of-pocket cost thereof to Tenant. All Alterations shall be made in a good, first-class, workmanlike manner and in a manner that does not unreasonably disturb other tenants (i.e., any loud work must be performed during non-business hours) in accordance with Landlord’s then-current guidelines for construction, and Tenant shall maintain appropriate liability and builder’s risk insurance throughout the construction. Tenant will indemnify, defend, protect and hold Landlord harmless from and against any and all claims for injury to or death of persons or damage or destruction of property arising out of or relating to the performance of any Alterations by or on behalf of Tenant. Under no circumstances shall Landlord be required to pay, during the Term (as the same may be extended or renewed), any ad valorem or property tax on such Alterations or Tenant Improvements, Tenant hereby covenanting to pay all such taxes when they become due. As used herein, “Landlord’s CAD Format Requirements” shall mean, as of the Effective Date (but subject to adjustment) (a) the version is no later than current Autodesk version of AutoCAD plus the most recent release version, (b) files must be unlocked and fully accessible (no “cad-lock”, read-only, password protected or “signature” files), (c) files must be in “.dwg” format, (d) if the data was electronically in a non-Autodesk product, then files must be converted into “.dwg” files when given to Landlord.
(b)Liens. Nothing contained in this Lease shall authorize or empower Tenant to do any act which shall in any way encumber Landlord’s title to the Building, Property, or Premises, nor in any way subject Landlord’s title to any claims by way of lien or encumbrance, whether claimed by operation of law or by virtue of any expressed or implied contract of Tenant, and any claim to a lien upon the Building, Property or Premises arising from any act or omission of Tenant shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Building, Property, and Premises. If Tenant has not removed any such lien or encumbrance or (provided that Tenant is in good faith contesting such lien or encumbrance) delivered to Landlord a title indemnity, bond or other security reasonably satisfactory to Landlord, within thirty (30) days after written notice to Tenant by Landlord, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for making any investigation as to the validity thereof, and the amount so paid shall be deemed additional Rent reserved under this Lease due and payable forthwith; additionally, at Landlord’s option, such failure shall be a Default hereunder without the necessity of the passage of any additional cure period.
22.Destruction or Damage.
(a)Completion Estimate. If, as a result of fire or other casualty (each, a “Casualty”), all or any portion of the Premises becomes untenantable or inaccessible, Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord with a written estimate of the amount of time required, using standard working methods, to substantially complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (“Completion Estimate”). Landlord shall promptly forward a copy of the Completion Estimate to Tenant. If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within two hundred seventy (270) days from the date the repair is started (when such repair is made without the payment of overtime or other premiums), then either Landlord or Tenant shall have the right to terminate this Lease upon written notice delivered to the other within thirty (30) days following delivery of the Completion Estimate. In addition, Landlord, by notice delivered to Tenant within ninety (90) days after the date of the Casualty, shall have the right to terminate this Lease if the Building or Property shall be damaged by Casualty, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days from the date the repairs are started (when such repairs are made without the payment of overtime or other premiums); (ii) any Holder (defined below) requires that the insurance proceeds or any portion thereof be applied to the payment of the mortgage debt; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; or (v) the damage occurs during the last twenty-four (24) months of the Term.
(b)Landlord’s Repair; Abatement. If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Landlord shall have no obligation to restore the Tenant Improvements or any Alterations, which restoration obligation shall be the responsibility of Tenant. If Landlord elects to restore the Tenant Improvements and/or Alterations, upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant’s insurance with respect to the Tenant Improvements and/or any Alterations; provided if the estimated cost to repair the Tenant Improvements and/or any Alterations exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repairs. Within fifteen (15) days after demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs the Tenant Improvements and/or any Alterations. In no event shall Landlord be required to spend more for any such restoration than the proceeds received by Landlord, whether insurance proceeds under Landlord’s insurance or insurance proceeds or other amounts received from Tenant. Landlord shall not be liable for any inconvenience to Tenant or injury to Tenant’s business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in default, during any period of time that all or a material portion of the Premises is rendered untenantable or inaccessible as a result of a Casualty, Base Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.
(c)Statutory Waiver. The provisions of this Lease, including this Article 22, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, Building or Property, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, Building or Property.
23.Eminent Domain. Either party may terminate this Lease if any material part of the Premises or any portion thereof required for access to the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or conveyance in lieu thereof (a “Taking”). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property that would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within forty-five (45) days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant’s Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises or loss of access. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds is expressly waived by Tenant, provided, however, Tenant may file a separate claim for Tenant’s personal property and Tenant’s reasonable relocation expenses, provided the filing of such claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, and any similar or successor Laws.
24.Insurance; Waivers.
(a)Tenant’s Insurance. Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:
(i)Commercial General Liability (“CGL”) Insurance written on an occurrence basis, covering the Premises and all operations of Tenant in or about the Premises against claims for bodily injury, death, property damage, products liability and completed operations and to include contractual liability coverage insuring Tenant’s indemnification obligations under this Lease, to be in combined single limits of not less than $2,000,000 each occurrence for bodily injury, death and property damage, $2,000,000 for products/completed operations aggregate, $2,000,000 for personal injury, and to have general aggregate limits of not less than $2,000,000 and Umbrella Liability Insurance in an amount not less than $5,000,000 for each policy year. The general aggregate limits under the Commercial General Liability insurance policy or policies shall apply separately to the Premises and to Tenant’s use thereof (and not to any other location or use of Tenant) and such policy shall contain an endorsement to that effect. The certificate of insurance evidencing the CGL form of policy shall specify all endorsements required herein and shall specify on the face thereof that the limits of such policy apply separately to the Premises.
(ii)Insurance covering all of the items included in Tenant’s heating, ventilating and air conditioning equipment maintained by Tenant, Tenant’s trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, and all Tenant Improvements and any Alterations in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of special cause of loss/special form (formerly, “all risk”) fire and casualty insurance policy. Any policy proceeds from such insurance shall be held in trust by Tenant’s insurance company for the repair, construction and restoration or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 22 above.
(iii)Workers’ Compensation insurance in amounts required by law.
(iv)Employer’s Liability coverage of at least $1,000,000.00 per occurrence.
(v)Business Interruption Insurance equal to not less than fifty percent (50%) of the estimated gross earnings (as defined in the standard form of business interruption insurance policy) of Tenant at the Premises, which insurance shall be issued on a “special form” basis (or its equivalent).
(b)Requirements for Tenant’s Policies. All policies of the insurance provided for in Section 24(a) above shall be issued in form acceptable to Landlord by insurance companies with a rating and financial size of not less than A:VIII in the most current available “Best’s Insurance Reports”, and authorized to do business in the state in which the Building is located. Each and every such policy:
(i)shall designate Landlord, any successor to Landlord, Landlord’s property manager, and their respective members, beneficiaries, partners, officers, directors, employees and agents, and any other party reasonably designated by Landlord, as additional insureds, except with respect to the insurance described in Sections 24(a)(ii), (iii) and (iv) above;
(ii)shall be delivered in its entirety (or, in lieu thereof, a certificate in form and substance satisfactory to Landlord); in connection therewith, a copy of the endorsement designating the appropriate parties as additional insureds, as required by Section 24(b)(i) above, must be attached to any such certificate) to each of Landlord and any such other parties in interest prior to any entry by Tenant or Tenant’s employees or contractors onto the Premises and thereafter within five (5) days after the inception (or renewal) of each new policy, and as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent; and
(iii)shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.
(c)Additional Insurance Obligations. If Tenant receives notice from its insurer of any cancellation or material reduction in Tenant’s insurance coverage, Tenant will immediately provide notice thereof to Landlord, including a true and correct copy of any such notice received from Tenant’s insurer. Tenant shall carry and maintain during the entire Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 24 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested from time to time by Landlord.
(d)Landlord’s Insurance. During the Term, Landlord shall keep in effect (i) commercial property insurance on the Base Building (but not on the Tenant Improvements or any Alterations or any of Tenant’s personal property), and (ii) a policy or policies of commercial general liability insurance insuring against liability arising out of the risks of death, bodily injury, property damage and personal injury liability with respect to the Building and Property and (iii) such other types of insurance coverage, if any, as Landlord, in Landlord’s sole discretion, may elect to carry.
(e)Subrogation. Notwithstanding anything to the contrary set forth in this Lease, Landlord and Tenant do hereby waive any and all claims against one another for damage to or destruction of real or personal property to the extent such damage or destruction can be covered by “special form” property insurance of the type described above. The risk to be borne by each party shall also include the satisfaction of any deductible amounts required to be paid under the applicable “special form” fire and casualty insurance carried by the party whose property is damaged, and each party agrees that the other party shall not be responsible for satisfaction of such deductible (this will not preclude Landlord from including deductible payments in Operating Expenses). These waivers shall apply if the damage would have been covered by a customary special cause of loss/special form insurance policy, even if the party fails to obtain such coverage. The intent of this provision is that each party shall look solely to its insurance with respect to property damage or destruction which can be covered by “special form” insurance of the type described above. Each such policy shall include a waiver of all rights of subrogation by the insurance carrier against the other party, its agents and employees with respect to property damage covered by the applicable “special form” fire and casualty insurance policy.
25.Indemnities.
(a)Tenant’s Indemnity. Tenant will indemnify, defend, protect and hold harmless Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Holders (defined in Section 36(a)) and agents from and against any and all loss, cost, damage or liability arising in any manner (i) caused anywhere in the Building or on the Property due to the negligence or willful misconduct of Tenant, its agents, contractors or employees or (ii) due to any occurrence in the Premises (or arising out of actions taking place in the Premises), except to the extent caused by the negligence or willful misconduct of Landlord, its agents, or employees, or (iii) arising out of Tenant’s breach or Default under the terms of this Lease.
(b)Landlord’s Indemnity. Landlord will indemnify, defend, protect and hold Tenant and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents harmless from and against any loss of or damage to any property and any injury to or death of any person arising from any occurrence in the Building or the Common Areas, to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees.

(c)General Provisions. The indemnities set forth hereinabove shall include the obligation to pay reasonable expenses incurred by the indemnified party, including, without limitation, reasonable, actually incurred attorneys’ fees, and shall survive the expiration or earlier termination of this Lease. The indemnities contained herein do not override the waivers contained in Section 24(e) above.
26.Exculpation. Notwithstanding any other provision of this Lease to the contrary, Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Holders and agents from all claims for any injury to or death of persons, damage to property or loss of profits or revenue in any manner related to (a) any Force Majeure Event, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, and (d) the inadequacy or failure of any security or protective services, personnel or equipment; provided, however, that the foregoing shall not preclude Tenant from seeking recovery from any third party responsible for such damage or injury. Tenant acknowledges that from time to time throughout the Term, construction work may be performed in and about the Building and the Property by Landlord, contractors of Landlord, or other tenants or their contractors, and that such construction work may result in noise and disruption to Tenant’s business. In addition to and without limiting the foregoing waiver, Tenant agrees that Landlord shall not be liable for, and Tenant expressly waives and releases Landlord, Landlord’s employees, agents or representatives, from any and all loss, cost, damage or liability, including without limitation, any and all consequential damages or interruption or loss of business, income or profits, or claims of actual or constructive eviction or for abatement of rental, arising or alleged to be arising as a result of any such construction activity; provided, Landlord shall exercise commercially reasonable efforts to minimize any disruption to Tenant’s business as a result of construction activity.
27.Estoppel. Tenant shall, from time to time, upon not less than ten (10) days’ prior written request by Landlord, execute and deliver to Landlord a written statement in the form attached hereto as Exhibit H certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the Rent has been paid, that Tenant is not in default hereunder and whether Tenant has any offsets or defenses against Landlord under this Lease, and whether or not to the best of Tenant’s knowledge Landlord is in default hereunder (and if so, specifying the nature of the default) and any other information reasonably requested by Landlord regarding this Lease, it being intended that any such statement delivered pursuant to this Article 27 may be relied upon by a prospective purchaser of Landlord’s interest or by a Holder or prospective Holder or assignee of the foregoing. If Tenant fails to timely deliver an executed estoppel certificate to Landlord, the estoppel prepared by Landlord will be deemed true and correct and binding upon Tenant and, at Landlord’s option, such failure will constitute a Default by Tenant under this Lease, without the necessity of additional notice or the passage of additional grace periods. Landlord shall, from time to time, upon not less than twenty (20) days’ prior written request by Tenant, execute, acknowledge and deliver to Tenant a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), whether or not to the best of Landlord’s knowledge Tenant is in default hereunder (and if so, specifying the nature of the default) and any other information reasonably requested by Tenant regarding this Lease.
28.Notices. All notices, demands or requests required or permitted to be given by either party under this Lease (referred to in this Article 28 as a “notice”) shall be in writing and must be given only by certified mail, postage prepaid and return receipt requested, by personal delivery or by nationally recognized overnight courier service at the addresses set forth in the Basic Lease Provisions. Any such notice shall be deemed given on the date (“Notice Delivery Date”) that is the earlier of: (a) two (2) Business Days after the date sent in accordance with one of the permitted methods described above and (b) the date of actual receipt or refusal thereof unless receipt or refusal occurs on a weekend or holiday, in which case notice will be deemed given on the next-succeeding Business Day. The time period for responding to any such notice shall begin on the Notice Delivery Date, but refusal to accept delivery or inability to accomplish delivery because the party can no longer be found at the then current notice address shall be deemed receipt. Either party may change its notice address by giving not less than ten (10) Business Days’ prior notice thereof to the other party in accordance with the terms of this Article 28, provided that such new address shall be in the United States of America and, with respect to Tenant, shall not be a post office box. If the Basic Lease Provisions include (or Tenant otherwise designates in writing in accordance with this Article 28) more than one person or address to receive notices on Tenant’s behalf hereunder, Landlord shall use commercially reasonable efforts to send any notice to all requested persons or addresses; however, it shall not be a condition to the effectiveness of any notice given by Landlord to Tenant that more than one person or address receive such notice.
29.Default. The occurrence of any of the following events shall constitute a default on the part of Tenant (“Default”) without notice from Landlord unless otherwise provided:
(a)Vacation or Abandonment. Vacation or abandonment of the Premises without providing adequate security therefor;
(b)Payment. Failure to pay any installment of Base Rent, Additional Rent or other monies due and payable hereunder upon the date when said payment is due, where such failure continues for a period of three (3) days after receipt by Tenant of written notice from Landlord of such failure to pay when due (which notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute) (“Monetary Default”);
(c)Performance. Except as set forth in Section 29(b) above and Section 29(d) below, Tenant’s failure to perform any of Tenant’s covenants, agreements or obligations hereunder, where such failure continues for thirty (30) days after written notice thereof from Landlord (which notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor statute); provided, however, that if the nature of Tenant’s failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in Default if Tenant shall promptly commence such cure within such thirty (30) day period and thereafter continuously and diligently prosecute such cure to completion within sixty (60) days after Landlord’s notice of such failure (the time periods set forth herein are not subject to extension due to any Force Majeure Event);
(d)Estoppel Certificate; Subordination Agreement. Tenant’s failure to timely deliver a duly executed estoppel certificate, subordination agreement or any other document or statement within the time periods specified in Article 27 or 36;
(e)Assignment. A general assignment by Tenant for the benefit of creditors;
(f)Bankruptcy. The filing of a voluntary petition by Tenant, or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and not removed within ninety (90) days of filing;
(g)Receivership. The appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or of the Premises or any interest of Tenant therein;
(h)Insolvency or Dissolution. Tenant shall become insolvent or unable to pay its debts, or shall fail generally to pay its debts as they become due; or any court shall enter a decree or order directing the winding up or liquidation of Tenant or of substantially all of its assets; or Tenant shall take any action toward the dissolution or winding up of its affairs or the cessation or suspension of its use of the Premises; and
(i)Attachment. Attachment, execution or other judicial seizure of substantially all of Tenant’s assets or the Premises or any interest of Tenant under this Lease.
30.Landlord’s Remedies. Upon the occurrence of any Default under this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Article 29 or this Article 30, and waives any and all other notices or demand requirements imposed by applicable Law):
(a)Termination. Terminate this Lease and Tenant’s right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:
(i)The worth at the time of award of the unpaid Rent which had been earned at the time of termination;
(ii)The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided;

(iii)The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided;
(iv)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and
(v)All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable Law.
The “worth at the time of award” of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at the Interest Rate. The “worth at the time of award” of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.
(b)Continue Lease. Employ the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); provided that, notwithstanding Landlord’s exercise of the remedy described in California Civil Code Section 1951.4 in respect of any Default, at any time thereafter as Landlord may elect in writing, Landlord may terminate this Lease and Tenant’s right to possession of the Premises and recover an award of damages as provided above in Section 30(a).
(c)Acceptance Not Waiver. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.
(d)Waiver of Redemption. TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CALIFORNIA CIVIL CODE AND BY SECTIONS 1174(c) AND 1179 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM OR THEREAFTER PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH.
(e)Jury Trial. THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE. IF THE JURY WAIVER PROVISIONS OF THIS SECTION 30(e) ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE FOLLOWING PROVISIONS SHALL APPLY. It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638-645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (collectively, the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter, except for copies ordered by the other parties, shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Article 35 below. The venue of the proceedings shall be in the county in which the Premises are located. Within ten (10) days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 30(e), the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such ten (10) day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at Law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages which are not permitted by the express provisions of this Lease, and the parties hereby waive any right to recover any such damages. The parties shall be entitled to conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California law. The reference proceeding shall be conducted in accordance with California law (including the rules of evidence), and in all regards, the referee shall follow California law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Section 30(e). In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (i) discovery be conducted for a period no longer than six (6) months from the date the referee is appointed, excluding motions regarding discovery, and (ii) a trial date be set within nine (9) months of the date the referee is appointed. In accordance with Section 644 of the California

Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the California Code of Civil Procedure. Nothing in this Section 30(e) shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the California Code of Civil Procedure and/or applicable court rules.
(f)Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable Law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable Law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon a Default shall not be deemed or construed to constitute a waiver of such Default.
(g)Landlord’s Right to Perform. If Tenant is in breach of any of its non-monetary obligations under this Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to ten percent (10%) of the cost of the work performed by Landlord.
(h)Unenforceability. This Article 30 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable Law, and the unenforceability of any portion of this Article 30 shall not thereby render unenforceable any other portion.
(i)Service of Notice. Except as otherwise provided by applicable Law, Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, the person in charge of or occupying the Premises at the time of such proceeding or notice; and if no person is then in charge of or occupying the Premises, then such service may be made by attaching the same to the front entrance of the Premises.
31.Default by Landlord. Landlord shall not be considered to be in default in the performance of any obligation to be performed by Landlord under this Lease unless (a) Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after the date of delivery of written notice of such failure by Tenant to Landlord (which notice shall be delivered concurrently to any Holder of whose identity Tenant has been notified in writing); provided, however, that if such failure cannot reasonably be cured within said thirty

(30) day period (other than Landlord’s payment of any monetary obligation to Tenant), Landlord shall not be in default hereunder unless Landlord fails to commence the cure of said failure as soon as reasonably practicable under the circumstances, or fails diligently to pursue the same to completion; and (b) each Holder of whose identity Tenant has been notified in writing shall have failed to cure such default within the time periods provided above (provided that, in the case of any default of Landlord which cannot be cured within such thirty (30) day period, if Lender shall within such period proceed to cure the same [including such time as may be necessary to acquire possession of the Premises if possession is necessary to effect such cure] and thereafter shall prosecute the curing of such default, then the time within which such default may be cured by Holder shall be extended for such period as may be reasonably necessary to complete the curing of the same) (a “Landlord Default”). In the event of a Landlord Default, Tenant shall use reasonable efforts to mitigate its damages and losses arising from any such Landlord Default and Tenant may pursue any and all remedies available to it at law or in equity; provided, however, in no event shall Tenant claim a constructive or actual eviction or that the Premises have become unsuitable or untenantable prior to a Landlord Default and failure to cure by Landlord and its Holder under this Lease and, further, in no event shall Tenant be entitled to receive more than its actual direct damages arising from any Landlord Default, it being agreed that for all purposes under this Lease, Tenant waives any claim it otherwise may have for special or consequential damages or any damages attributable to lost profits or revenue or loss of or interruption to Tenant’s business operations.
32.Surrender of Premises. Whenever under the terms hereof Landlord is entitled to possession of the Premises, Tenant at once shall surrender the Premises and the keys thereto to Landlord. The Premises will be delivered in broom clean condition and otherwise in the same condition as on the Commencement Date, ordinary wear and tear associated with the responsible use of first-class office space only excepted, and Tenant shall remove all of its personal property therefrom and shall, if directed to do so by Landlord in accordance with Article 21 above, remove any Alterations and restore the Premises to its original condition prior to the construction of such improvements which have been made therein by or on behalf of Tenant, including any improvements made prior to the Commencement Date; additionally Tenant will remove all Cable as required pursuant to the terms of Article 21, and if and to the extent required by Landlord pursuant to the provisions of Article 21, any Specialty Alterations. Landlord may forthwith re-enter the Premises and repossess itself thereof and remove all persons and effects therefrom, using such force as may be reasonably necessary without being guilty of forcible entry, detainer, trespass or other tort. Tenant’s obligation to observe or perform these covenants shall survive the expiration or other termination of this Lease. If the last day of the Term or any renewal falls on a Saturday, Sunday or a legal holiday, this Lease shall expire on the Business Day immediately preceding.
33.Removal of Fixtures. Tenant shall, prior to the expiration or any earlier termination of this Lease, or any extension of the Term hereof, remove any and all personal property, fixtures and equipment which Tenant has placed in the Premises which can be removed without significant damage to the Premises, and Tenant shall promptly repair all damage to the Premises, Building or Property caused by such removal. Notwithstanding the foregoing, all CRAC units or other supplementary server room cooling devices, additional transformers, sound system infrastructure, racks, plumbing lines and sinks, millwork, built-in furniture and above standard lighting fixtures shall not be removed from the Premises unless Landlord requires the removal of any such items in its sole and absolute discretion.
34.Holding Over. In the event Tenant remains in possession of the Premises after the expiration or any earlier termination of the Term, such tenancy shall be a tenancy at sufferance and on a month-to-month basis only, and shall not constitute a renewal hereof or an extension for any further term, and in such case (in addition to Tenant’s other monetary obligations under this Lease) Tenant shall be obligated to pay Base Rent for such period that Tenant holds over at the higher of (a) 150% of the monthly Base Rent payable hereunder upon such expiration of the Term, or (b) 150% of the then current fair market rental value of the Premises, as determined by Landlord in good faith. Tenant shall also be liable for any and all other damages Landlord suffers as a result of such holding over including, without limitation, any loss of a prospective tenant for such space. There shall be no renewal of this Lease by operation of law or otherwise as a consequence of any holding over. Nothing in this Article 34 shall be construed as a consent by Landlord to any holding over by Tenant after the expiration or any earlier termination of the Term or to prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise.
35.Attorney’s Fees. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation. In the event of any action, suit or proceeding brought by Landlord or Tenant to enforce any of the other’s covenants and agreements in this Lease, the prevailing party shall be entitled to recover from the non-prevailing party any costs, expenses and reasonable attorneys’ fees incurred in connection with such action, suit or proceeding. Without limiting the generality of the foregoing, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant following a written demand of Landlord to pay such amounts or cure such breach, Tenant agrees to pay Landlord reasonable actual out-of-pocket attorneys’ fees as determined by Landlord for such services, irrespective of whether any legal action may be commenced or filed by Landlord.
36.Holders’ Rights.
(a)This Lease shall be subject and subordinate (i) to any ground lease, mortgage, deed of trust or other security interest now encumbering all or any portion of the Property and to all advances which may be hereafter made, to the full extent of all debts and charges secured thereby and to all renewals or extensions of any part thereof, and to any ground lease, mortgage, deed of trust or other security interest which any owner of all or any portion of the Property may hereafter, at any time, elect to place on the Property; (ii) to any assignment of Landlord’s interest in the leases and rents from the Building or Property which includes this Lease, which now exists or which any owner of all or any portion of the Property may hereafter, at any time, elect to place on the Property; and (iii) to any Uniform Commercial Code Financing Statement covering the personal property rights of Landlord or any owner of all or any portion of the Property which now exists or which any owner of all or any portion of the Property may hereafter, at any time, elect to place on the foregoing personal property (all of the foregoing instruments set forth in (i), (ii) and (iii) above being hereafter collectively referred to as “Security Documents”). Notwithstanding the foregoing, the subordination of this Lease to any future Security Documents shall be subject to Tenant’s receipt of a SNDA (defined below) on the lender’s then-standard form. Tenant agrees upon request of the holder of any Security Documents (“Holder”) to hereafter execute any documents which Landlord or Holder may reasonably deem necessary to evidence the subordination of this Lease to the Security Documents. Within ten (10) Business Days after request therefor, if Tenant fails to execute any such requested documents, Landlord or Holder is hereby empowered to execute such documents in the name of Tenant evidencing such subordination, as the act and deed of Tenant, and this authority is hereby declared to be coupled with an interest and not revocable; additionally, at Landlord’s option, such failure will be deemed a Default under this Lease without the necessity of additional notice or the passage of additional grace periods.
(b)In the event of the consummation of a judicial or non-judicial foreclosure or deed-in-lieu or conveyance-in-lieu of any such foreclosure pursuant to any Security Documents, Tenant shall thereafter remain bound pursuant to the terms of this Lease as if a new and identical Lease between such successor landlord (“Purchaser”), as landlord, and Tenant, as tenant, had been entered into for the remainder of the Term hereof and Tenant shall attorn to the Purchaser upon such foreclosure sale and shall recognize such Purchaser as the Landlord under this Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord, Holder or Purchaser, any commercially reasonable instrument or certificate that may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment.
(c)If the Holder of any Security Document or the Purchaser pursuant to any of the Security Documents shall succeed to the interest of Landlord under this Lease, such Holder or Purchaser shall have the same remedies, by entry, action or otherwise, for the non-performance of any agreement contained in this Lease, for the recovery of Rent or for any other breach or Default hereunder that Landlord had or would have had if any such Holder or Purchaser had not succeeded to the interest of Landlord. Any such Holder or Purchaser which succeeds to the interest of Landlord hereunder, shall not be (a) liable for any default or act or omission of any prior Landlord (including Landlord), except to the extent such default or act is continuing in nature and continues following such succession in interest of Landlord; or (b) subject to any offsets or defenses which Tenant might have against any prior Landlord (including Landlord); or (c) bound by any Rent which Tenant might have paid for more than the current month to any prior Landlord (including Landlord); or (d) bound by any amendment or modification of this Lease made without its consent.
(d)Notwithstanding anything to the contrary set forth in this Article 36, the Holder of any Security Documents shall have the right, at any time, to elect to make this Lease superior and prior to its Security Document. No documentation, other than written notice to Tenant, shall be required to evidence that this Lease has been made superior and prior to such Security Documents, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or Holder to acknowledge that this Lease has been made superior and prior to the Security Documents.
(e)Landlord will obtain for Tenant’s benefit a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) from Landlord’s existing lender (“Lender”) on Lender’s standard form following the mutual execution and delivery of this Lease and Tenant’s satisfaction of the Delivery Requirements. For information purposes, Lender’s form of SNDA is attached as Exhibit I. Landlord will bear the “base” cost, if any, that Lender charges to issue its form of SNDA; however if Tenant desires to negotiate any changes to such form SNDA, Tenant will be responsible for all costs incurred by Landlord in facilitating any such negotiation (Landlord does not represent or guaranty that Lender will make any changes to its form SNDA, will not be obligated to obtain any such changes and will not be responsible for negotiating any such changes requested by Tenant) as well as any costs imposed by Lender as a consequence of any such negotiation.
37.Entering Premises. Landlord may enter the Premises at reasonable hours provided that Landlord will use reasonable efforts not to unreasonably interrupt Tenant’s business operations and that prior notice (which notice may be telephonic or via electronic mail) is given when reasonably possible (provided that if in the opinion of Landlord any emergency exists, entry by Landlord may occur at any time and without notice): (a) to make repairs, perform maintenance and provide other services (no prior notice is required to provide routine services) which Landlord is obligated to make to the Premises or the Building pursuant to the terms of this Lease or to the other premises within the Building pursuant to the leases of other tenants; (b) to inspect the Premises in order to confirm that Tenant is complying with all of the terms and conditions of this Lease and with the rules and regulations hereof, (c) to remove from the Premises any articles or signs kept or exhibited therein in violation of the terms hereof; (d) to run pipes, conduits, ducts, wiring, cabling or any other mechanical, electrical, plumbing or HVAC equipment through the areas behind the walls, below the floors or above the drop ceilings in the Premises and elsewhere in the Building; (e) to show the Premises to prospective purchasers, lenders or tenants (but only during the last fifteen (15) months of the Term with respect to prospective tenants) and (f) to exercise any other right or perform any other obligation that Landlord has under this Lease. Landlord shall be allowed to take all material into and upon the Premises that may be required to make any repairs, improvements, alterations and/or additions, without in any way being deemed or held guilty of trespass and without constituting a constructive eviction of Tenant. The Rent reserved herein shall not abate while such repairs, improvements, alterations and/or additions are being made, and Tenant shall not be entitled to any set-off against Rent or to any claim for damages against Landlord by reason of loss from interruption to the business of Tenant or otherwise because of the prosecution of any such work; provided, Landlord shall use commercially reasonable efforts to minimize any interruption to the business of Tenant. Unless any work would unreasonably interfere with Tenant’s use of the Premises if performed during business hours, all such repairs, improvements, alterations and/or additions shall be performed during ordinary business hours. If any such work is, at the request of Tenant, performed during other than ordinary business hours, Tenant shall pay all overtime and other extra costs arising as a result thereof.

38.Relocation. [OMITTED]
39.Assignment and Subletting.
(a)Generally. Tenant shall not, by operation of law or otherwise, mortgage, pledge, hypothecate, encumber or permit any lien to attach to this Lease, any interest hereunder or all or any portion of the Premises. Further, except with respect to any Permitted Transfer, Tenant may not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Subject to Section 39(h) below, in the event that Tenant is a corporation or entity other than an individual, any transfer of a majority or controlling interest in Tenant (whether by stock transfer, merger, operation of law or otherwise) shall be considered an assignment for purposes of this paragraph and shall require Landlord’s prior written consent. Consent to one assignment or sublease shall not nullify or waive this provision, and all later assignments and subleases shall likewise be made only upon the prior written consent of Landlord. Subtenants or assignees shall become liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant’s liability hereunder and, in the event of any breach or Default by Tenant, or a rejection of this Lease or the relevant sublease under Section 365 of the Bankruptcy Code, Landlord may, at its option, but without any obligation to do so, elect to treat any sublease as a direct lease with Landlord and collect rent directly from the subtenant. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease shall be deemed to have agreed that in the event of a rejection of this Lease or the relevant sublease under Section 365 of the Bankruptcy Code by Tenant, or a termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any rent paid by the subtenant to Tenant more than one month in advance, or any security deposit paid by the subtenant to Tenant, unless same has been transferred to Landlord by Tenant; (2) liable for any act or omission of Tenant under this Lease, the sublease or any other agreement between Tenant and the subtenant or for any default of Tenant under any such documents which occurred prior to the effective date of the attornment; (3) subject to any counterclaims, defenses or offsets that the subtenant may have against Tenant that arose prior to the effective date of the attornment; (4) bound by any changes or modifications made to the sublease without the written consent of Landlord, (5) obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the sublet premises that Tenant agreed would be transferred to the subtenant or which Tenant agreed could be used by the subtenant during the term of the sublease, or (6) liable for the payment of any improvement allowance, or any other payment, credit, offset or amount due from Tenant to the subtenant under the sublease.
(b)Transfer Notice. If Tenant desires to assign or sublease (“Transfer”), Tenant shall provide written notice to Landlord describing the proposed transaction in detail (“Transfer Notice”) and provide all documentation (including detailed financial information for the proposed assignee or subtenant (a “Transferee”)) reasonably necessary to permit Landlord to evaluate the proposed transaction, including without limitation the following:
(i)the proposed effective date of the Transfer, which shall not be less than forty-five (45) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice;
(ii)a description of the portion of the Premises to be transferred (the “Subject Space”);
(iii)all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the Transfer Premium (as defined in Section 39(e) below), in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer; and
(iv)current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and such other information as Landlord may reasonably require.
Any Transfer made without Landlord’s prior written consent or not in compliance with this Article 39 shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute an incurable Default by Tenant under this Lease.
(c)Landlord’s Options. Upon any request by Tenant for Landlord’s consent to a Transfer, Landlord may elect to terminate this Lease and recapture all of the Premises (in the event of an assignment request) or the Subject Space (in the event of a subleasing request) as of the proposed effective date set forth in the Transfer Notice; provided that Landlord may only elect to recapture the Subject Space in the event of a subleasing request if the applicable sublease expires (assuming the exercise by the Subtenant of any renewal or extension options set forth in the relevant Sublease) during the final year of the Term of this Lease. Landlord shall notify Tenant within thirty (30) days after Landlord’s receipt of the subject Transfer Notice and all other documentation and information required to be provided pursuant to Section 39(b) above, whether Landlord elects to exercise Landlord’s recapture right and, if not, whether Landlord consents to the requested Transfer; if Landlord does not elect to exercise its recapture right, Landlord’s consent to a Transfer will not be unreasonably withheld. Without limiting the grounds upon which Landlord may reasonably withhold its consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:
(i)The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building;

(ii)The Transferee intends to use the Subject Space for purposes which are not permitted hereunder;
(iii)The Transferee is either a governmental agency or instrumentality thereof;
(iv)The Transfer will result in the occupancy of any portion of the Premises at a density greater than the density permitted hereunder (subject to the terms and conditions of Section 10(a) permitting occupancy at a density greater than the Standard Density);
(v)The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested;
(vi)The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel or seek monetary or injunctive relief under its lease;
(vii)The terms of the proposed Transfer will allow the Transferee to exercise any right of renewal, right of expansion, right of first offer, or any other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right);
(viii)Either the proposed Transferee, or any person or entity which directly or indirectly controls, is controlled by, or is under common control with, the proposed Transferee, (1) occupies space in the Building at the time of the request for consent, (2) is negotiating with Landlord to lease space in the Building at such time, or (3) has negotiated with Landlord during the twelve (12) month period immediately preceding the Transfer Notice, but in all events only to the extent Landlord reasonably determines that it has or can arrange to have, available space in the Building comparable in size to the Premises (for an assignment) or the Subject Space (for a sublease);
(ix)With respect to a Transfer proposed to be entered into during the first year of the Term of this Lease, the rent proposed to be paid by the Transferee is less than the Rent payable by Tenant under this Lease; or
(x)The Transferee fails to execute Landlord’s standard form of consent to assignment or subleasing.
(d)Landlord’s Consent. Concurrently with Tenant’s delivery of each Transfer Notice, Tenant shall pay Landlord a review fee of $1,500.00 for Landlord’s review of the requested Transfer, regardless of whether consent is granted, and thereafter, Tenant shall pay all reasonable costs incurred by Landlord (including fees paid to consultants (as may be required) and attorneys) in connection with any requested Transfer, including but not limited to Landlord’s attorneys’ fees. If Tenant and Tenant’s proposed subtenant or assignee execute Landlord’s standard form of consent without any material changes thereto, such costs will not exceed

$3,000.00 in the aggregate. However, if Tenant or Tenant’s proposed subtenant or assignee request material changes to Landlord’s standard form of consent or if there are material negotiations related thereto, or if this Lease must be amended at Tenant’s request or the request of Tenant’s proposed subtenant or assignee, the foregoing limitation will not apply. If Landlord consents to any Transfer pursuant to the terms of this Article 39, Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six (6) month period, enter into such Transfer of the Subject Space, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord; provided, however, that if there are any changes in the terms and conditions from those specified in the Transfer Notice, or if there are any changes in any of the documentation delivered in connection therewith, (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Article 39, or (ii) which would cause the proposed Transfer to be materially more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, then Tenant shall again submit the Transfer to Landlord for its approval or other action under this Article 39.
(e)Transfer Premium. If Landlord consents to any Transfer request and the assignee or subtenant pays to Tenant an amount in excess of the Rent due under this Lease, calculated on a per “RSF” basis if less than all of the Premises is the subject of the Transfer (after deducting Tenant’s reasonable, actual expenses in obtaining such assignment or sublease, amortized in equal monthly installments over the then remainder of the Term, such expenses being limited to (i) any Alterations to the Subject Space made in order to achieve the Transfer, or contributions to the cost thereof and (ii) any commercially reasonable brokerage commissions, reasonable attorneys’ fees and reasonable advertising and marketing costs reasonably incurred by Tenant in connection with the Transfer) (“Transfer Premium”), Tenant shall pay fifty percent (50%) of such Transfer Premium to Landlord as and when the monthly payments are received by Tenant. Any Transfer Premium shall also include, but not be limited to, key money and bonus money paid by the Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixture, inventory, equipment or furniture transferred by Tenant to Transferee in connection with such Transfer.
(f)No Release. No Transfer shall release or discharge Tenant of or from any liability, whether past, present or future, under this Lease, and Tenant shall continue to be fully liable hereunder. Each subtenant or assignee shall agree in a form reasonably satisfactory to Landlord to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease (but, with respect to a subtenant of less than all of the Premises, only to the extent of the Subject Space), and Tenant shall deliver to Landlord promptly after execution, an executed copy of each such Transfer and an agreement of compliance by each such subtenant or assignee.
(g)Conditions. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or any Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, (v) any assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease, and (vi) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of this Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and if the Transfer Premium was understated by more than five percent (5%), Landlord’s costs of such audit.
(h)Permitted Transfers. Notwithstanding anything to the contrary contained in this Section 39, Tenant may assign this Lease or sublet the Premises without the need for Landlord’s prior consent to (i) any parent, subsidiary or affiliate business entity which the initially named Tenant Controls, is Controlled by or is under common Control with (each, an “Affiliate”); or to (ii) a successor to Tenant by merger or consolidation; or (iii) a successor to Tenant by purchase of all or substantially all of Tenant’s outstanding stock or assets, provided that: (A) at least thirty (30) days prior to such Transfer, Tenant delivers to Landlord the financial statements or other financial and background information of the Transferee or successor as required for other Transfers; (B) if the Transfer is an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease (or if a sublease, the Transferee of a portion of the Premises or Term assumes, in full, the obligations of Tenant with respect thereto); (C) the Transferee or successor shall, as of the date immediately following the Transfer, have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the greater of (x) Net Worth of Tenant as of the Effective Date, and the Net Worth of Tenant as of the day prior to the effective date of the Transfer; (D) unless the Tenant entity does not survive the Transfer, Tenant remains fully liable under this Lease; and (E) the use of the Premises set forth herein remains unchanged. As used in this Section, “Control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies through ownership of more than fifty percent (50%) of the securities or partnership or other ownership interests of the entity subject to Control. A transaction meeting the requirements of this Section 39(h) is referred to herein as a “Permitted Transfer”, and the Transferee, a “Permitted Transferee”.
(i)Statutory Waiver. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, and any similar or successor Laws, now or hereafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under applicable Law, on behalf of the proposed Transferee.
(j)Prohibited Transaction. Notwithstanding anything to the contrary contained in this Article 39, neither Tenant nor any other person having a right to possess, use, or occupy (for convenience, collectively referred to in this subarticle as “Use”) the Premises shall enter into any lease, sublease, license, concession or other agreement for Use of all or any portion of the Premises which provides for rental or other payment for such Use based, in whole or in part, on the net income or profits derived by any person that leases, possesses, uses, or occupies all or any portion of the Premises (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a transfer of any right or interest in, or as a grant of the right to Use, all or any part of the Premises.
40.Sale. In the event the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.
41.Limitation of Liability. Landlord’s obligations and liability with respect to this Lease shall be limited solely to the lesser of (a) the interest of Landlord in the Property, or (b) the equity interest Landlord would have in the Property if the Property were encumbered by third party debt in an amount equal to seventy percent (70%) of the value of the Property. Neither Landlord, nor any partner or member of Landlord, or any officer, director, shareholder, or partner or member of any partner or member of Landlord, shall have any individual or personal liability whatsoever with respect to this Lease. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any lost profits, damage to business, or any form of special, indirect or consequential damage on account of any default or breach by Landlord under this Lease or otherwise.
42.Broker Disclosure. The Landlord’s Broker identified in the Basic Lease Provisions has acted as agent for Landlord in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. The Tenant’s Broker identified in the Basic Lease Provisions has acted as agent for Tenant in this transaction and is to be paid its commission out of Landlord’s Broker’s commission pursuant to a separate agreement with Landlord’s Broker. Landlord represents that Landlord has dealt with no other broker other than the broker(s) identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend, protect and hold Tenant harmless from any such claim. Tenant represents that Tenant has dealt with no broker other than the broker(s) identified herein. Tenant agrees that, if any other broker makes a claim for a commission based upon the alleged actions of Tenant, Tenant shall indemnify, defend, protect and hold Landlord harmless from any such claim. The indemnity obligations set forth herein shall survive the expiration or any earlier termination of this Lease.
43.Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.
44.Construction of this Agreement. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant of its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof. No amendment of this Lease shall be valid unless the same is in writing and signed by the parties. Subject to the provisions of Article 39, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors, and permitted assigns. This Lease shall be construed in accordance with and governed by the laws of the State of California. Nothing in this Lease creates any relationship between the parties other than that of lessor and lessee and nothing in this Lease constitutes Landlord a partner of Tenant or a joint venturer or member of a common enterprise with Tenant.
45.Paragraph Titles; Severability. The paragraph titles used herein are not to be considered a substantive part of this Lease, but merely descriptive aids to identify the respective paragraphs to which they refer. Use of the masculine gender includes the feminine and neuter, and vice versa, where necessary to impart contextual continuity. If any paragraph or provision herein is held invalid by a court of competent jurisdiction, all other paragraphs or severable provisions of this Lease shall not be affected thereby, but shall remain in full force and effect.
46.Cumulative Rights. All rights, powers and privileges conferred hereunder upon Landlord shall be cumulative with those available under applicable Law.
47.Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.
48.Submission of Agreement. Submission of this Lease to Tenant for signature does not constitute an offer, a reservation of space or an option to lease or to acquire a right of entry. This Lease is not binding or effective until execution by and delivery to both Landlord and Tenant.
49.Authority. If Tenant or Landlord executes this Lease as a corporation, limited partnership, limited liability company or any other type of entity, each of the persons executing this Lease on behalf of Tenant or Landlord, as the case may be, does hereby represent and warrant that Tenant or Landlord, as the case may be, is a duly organized and validly existing corporation, limited partnership, limited liability company or other type of entity, that Tenant or Landlord, as the case may be, is qualified to do business in the State where the Building is located, that Tenant or Landlord, as the case may be, has full right, power and authority to enter into this Lease, and that each person signing on behalf of Tenant or Landlord, as the case may be, is authorized to do so. Upon Landlord’s or Tenant’s request, as the case may be, the requested party shall provide to the requesting party evidence reasonably satisfactory to the requesting party confirming the foregoing representations and warranties.
50.Guaranty. [OMITTED]
51.Asbestos Notification. Tenant acknowledges that Tenant has received the asbestos notification letter attached to this Lease as Exhibit E hereto, disclosing the existence of asbestos in the Building. As part of Tenant’s obligations under this Lease, Tenant agrees to comply with the California “Connelly Act” and other applicable Laws, including providing copies of Landlord’s asbestos notification letter to all of Tenant’s “employees” and “owners,” as those terms are defined in the Connelly Act and other applicable Laws.
52.OFAC and Anti-Money Laundering Compliance Certifications. Tenant hereby represents, certifies and warrants to Landlord as follows: (i) Tenant is not named and is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order, including without limitation Executive Order 13224, or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enacted, enforced or administered by the Office of Foreign Assets Control (“OFAC”); (ii) Tenant is not engaged in this transaction, directly or indirectly, for or on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) none of the proceeds used to pay rent have been or will be derived from a “specified unlawful activity” as defined in, and Tenant is not otherwise in violation of, the Money Laundering Control Act of 1986, as amended, or any other applicable laws regarding money laundering activities. Furthermore, Tenant agrees to immediately notify Landlord if Tenant was, is, or in the future becomes, a “senior foreign political figure” or an immediate family member or close associate of a “senior foreign political figure,” within the meaning of Section 312 of the USA PATRIOT Act of 2001, as the same may be amended from time to time. Notwithstanding anything in this Lease to the contrary, Tenant understands that this Lease is a continuing transaction and that the foregoing representations, certifications and warranties are ongoing and shall be and remain true and in force on the date hereof and throughout the Term of this Lease and that any breach thereof shall be a Default (not subject to any notice or cure rights) giving rise to any and all Landlord remedies hereunder, and Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, fines, penalties, forfeitures and expenses (including without limitation costs and attorneys’ fees) arising from or related to any breach of the foregoing representations, certifications and warranties.
53.Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the provision providing for such consent, approval, judgment or determination specifies that Landlord’s consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.
54.Energy Disclosure. Tenant agrees to cooperate with Landlord’s energy consumption disclosure requirements under California’s Nonresidential Building Energy Use Disclosure Program and with the requirements under any other existing or future mandatory or voluntary energy conservation or sustainability programs applicable to the Building, including without limitation those of the U.S. Green Building Council’s LEED rating system, or which may be imposed on Landlord by law or by any insurance carrier, including without limitation any controls on the permitted range of temperature settings in office buildings or requirement necessitating curtailment of the volume of energy consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict with or interfere with compliance by Landlord with such control or requirements shall be suspended for the duration of such controls or requirements. It is further agreed that compliance with such controls or requirements shall not constitute an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement or reduction of any Rent payable hereunder. Tenant shall promptly and in no event later than within five (5) Business Days after receipt of Landlord’s written request therefor, provide any and all written consents to utility companies providing services to the Building required to authorize such utility companies to release energy usage data for the Premises to the EPA’s ENERGY STAR® program Portfolio Manager website for use by the Landlord, or to such other sites or parties as required for the Landlord’s compliance with the applicable program.
55.LEED Certification. The parties acknowledge that the Building is currently certified under the U.S. Green Building Council’s LEED rating system (“LEED Certification”). Tenant may, at Tenant’s sole cost and expense, obtain LEED Certification for the Premises. Landlord shall use commercially reasonable efforts to cooperate with Tenant in obtaining LEED Certification for the Premises, and the actual costs incurred by Landlord in providing such cooperation shall be reimbursed by Tenant within thirty (30) days after Landlord’s delivery to Tenant of notice specifying such costs.
56.Civil Code Section 1938. This notice is given pursuant to California Civil Code Section 1938. The Premises have not undergone an inspection by a Certified Access Specialist (CASp). A CASp can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of Tenant, if requested by Tenant. If Tenant elects to perform a CASp inspection, Tenant will provide written notice to Landlord, and Landlord may elect, in Landlord’s sole discretion, to retain a CASp to perform the inspection. If Landlord does not so elect, the time and manner of the CASp inspection is subject to the prior written approval of Landlord. In either event, the payment of the fee for the CASp inspection shall be borne by Tenant. The cost of making any repairs necessary to correction violations of construction-related accessibility standards within the Premises shall be allocated as provided in Section 11 of this Lease.
57.Disability Access. [OMITTED]
58.Financial Statements. Within ten (10) days after written request from Landlord from time to time during the Term, but in no event more than once per calendar year, except in the case of a potential sale or refinancing of the Building, a proposed Permitted Transfer by Tenant, or at any time when Tenant is in Default hereunder, Tenant shall provide Landlord with current financial statements and a statement of Tenant’s cash flow setting forth Tenant’s financial condition and net worth for the most recent quarter, including balance sheets and statements of profits and losses. Such statements shall be prepared by an independent accountant and certified by Tenant’s president, chief executive officer or chief financial officer. Landlord shall keep such financial information confidential and shall only disclose such information to Landlord’s lenders, consultants, purchasers or investors, or other agents (who shall be subject to the same confidentiality obligations) on a need to know basis in connection with the administration of this Lease.
59.Counterparts; Electronic Signatures. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. In order to expedite the transaction contemplated herein, signatures transmitted by electronic mail in so-called “pdf” format may be used in place of original signatures on this Lease. Landlord and Tenant intend to be bound by the signatures on the e-mailed document, are aware that the other party will rely on the e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on such e-mailed signatures. Promptly following request by either party, the other party shall provide the requesting party with original signatures on this Lease.
60.Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, risk management, space planning, and other consultants or to the extent that disclosure is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process, including as may be required to enforce Tenant’s rights hereunder), mandated by applicable regulations or law, including those from Securities Exchange Commission or the rules of any public exchange upon which Tenant’s shares are from time to time traded. Tenant shall have the right to deliver a copy of this Lease (with economic terms redacted) to any proposed subtenant or assignee. By executing this Lease where shown below, Tenant’s Broker expressly acknowledges that (a) the provisions of this Article 60 shall be binding upon Tenant’s Broker in the same manner as this Article 60 is binding upon Tenant, (b) Tenant’s Broker’s agreement to be bound by the provisions of this Article 60 was a material condition to Landlord’s willingness to enter into this Lease in its current form, and (c) Tenant’s Broker’s violation of the provision of this Article 60 may result in material harm to Landlord or Landlord’s affiliates.
61.Bicycle Parking. Tenant shall have the non-exclusive right to use the Building’s designated bicycle storage area. Tenant’s right to use the bicycle storage area is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the bicycle storage area, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in Default under this Lease. Tenant’s use of the bicycle storage facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the bicycles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the bicycle storage rights granted herein or any of Tenant’s, its employees and/or visitors’ use of the bicycle storage facilities. Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the Property bicycle storage facilities at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, on a temporary basis, close-off or restrict access to the bicycle storage facilities.
62.Security. Landlord hereby agrees that Tenant shall have the right in its sole discretion to install a card key security system (“Tenant’s Security System”) in the Premises, which Tenant’s Security System may be integrated into the Building’s Security System, provided that Tenant’s Security System is compatible with the Building’s Security System. Tenant shall have the right to contract with third parties in connection with Tenant’s Security System. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the installation, monitoring, operation and removal of Tenant’s Security System (for such purposes, Tenant’s Security System shall be deemed a Specialty Alteration, the removal of which is required by Landlord). Landlord shall provide an attendant on-site at the Building twenty-four (24) hours per day, seven (7) days per week.

IN WITNESS WHEREOF, Landlord and Tenant have executed this instrument as of the Effective Date.
LANDLORD:
111 SUTER STREET OWNER LP, a Delaware limited partnership
By:      PPP PARAMOUNT GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Peter R.C. Brindley
Name: Peter R.C. Brindley
Title: Vice President
TENANT:
TURO INC., a Delaware corporation

By:	/s/ Alex Benn
Print Name:	Alex Benn
Its:	President

By:	/s/ Alex Benn
Print Name:	Alex Benn
Its:	President
Tenant’s Federal Tax I.D. Number   27-072-9479
1

REQUIREMENTS FOR TENANT EXECUTION OF LEASE
1.Tenant must provide Landlord:
(A)A certificate from the California Secretary of State confirming that Tenant is qualified to do business in California; and
(B)A certificate from the Secretary of State of the Tenant’s state of incorporation or formation confirming that Tenant is in good standing and qualified to do business in its state of incorporation or formation.
2.Tenant must satisfy one of the following requirements, in addition to the requirements set forth in Section 1:
(A)The Lease should be signed by two (2) of Tenant’s officers: one officer being the chairperson of the board, the president or a vice president, and the second officer being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one person holds both categories of offices, that person should sign the Lease in both of those capacities; or
(B)Tenant should provide Landlord a copy of a corporate resolution signed by all directors of the corporation and in a form reasonably acceptable to Landlord authorizing the person or persons designated to sign the Lease on behalf of Tenant to do so.
In either circumstance, Tenant should provide Landlord the Tenant’s bylaws and corporate resolutions confirming that the individual(s) signing the Lease for the Tenant is/are authorized to do so.

1

EXHIBIT “A-1”
SUITE 600

EXHIBIT A-1

EXHIBIT “A-2”
SUITE 1200

EXHIBIT A-2

EXHIBIT “A-3”
SUITE 1300

EXHIBIT A-3

EXHIBIT “A-4”
SUITE 1400 (OFFERING SPACE)
EXHIBIT A-4

EXHIBIT “B”
WORK AGREEMENT
THIS WORK AGREEMENT (this “Work Agreement”) is attached to and made a part of that certain Office Lease Agreement (the “Lease”) between 111 SUTTER STREET OWNER LP, a Delaware limited partnership (“Landlord”), and TURO INC., a Delaware corporation (“Tenant”). All capitalized terms used but not defined herein shall have the respective meanings given such terms in the Lease. This Work Agreement sets forth the terms and conditions relating to the construction of the Tenant Improvements (defined below) in the Premises.
SECTION 1
TENANT IMPROVEMENTS
Landlord and Tenant have approved those certain partition plans, reflected ceiling plans, power and signal plans, and finish plans for Suites 600, 1200 and 1300 of the Premises attached to the Lease as Exhibits A-1, A-2 and A-3 (collectively, the “Space Plan”). Tenant shall cooperate in good faith with Landlord’s architects and engineers to supply such information as is necessary to allow Landlord’s architects and engineers to complete the architectural and engineering drawings for the Premises, and the final architectural working drawings which are consistent with and are a logical extension of, the Space Plan (as reasonably determined by Landlord) otherwise in accordance with Building standards, sufficient to allow subcontractors to bid on the work and to obtain applicable permits (collectively, the “Working Drawings”). It is the intention of the parties that the Space Plan and the Working Drawings will, to the extent reasonably possible, reflect and be generally consistent with the finishes currently being incorporated by Landlord into Suite 700 of the Building, as modified as necessary to preserve existing infrastructure within each applicable Suite. Landlord will deliver Working Drawings to Tenant for Tenant’s approval, which approval may be withheld only if Tenant, in good faith, determines that any portion of the Working Drawings does not constitute a logical extension of the Space Plan (“Basis for Disapproval of Working Drawings”) and, in any event, will respond within five (5) Business Days. If Tenant fails to timely respond, Tenant will be deemed to have approved the Working Drawings (the Working Drawings, as so approved [or deemed approved] being referred to herein as the “Approved Working Drawings”). If Tenant disapproves the Approved Working Drawings, Tenant’s notice to Landlord will specify in reasonable detail the Basis for Disapproval of Working Drawings and Landlord will revise and resubmit the Working Drawings to Tenant such that the Working Drawings become a logical extension of the Space Plans and in turn become ready for Tenant’s approval. This process shall continue until the Working Drawings have been approved. Landlord, at Landlord’s sole cost (except as expressly set forth herein) and using Building standard materials and specifications (except to the extent otherwise set forth in the Approved Working Drawings), shall construct the improvements in the Premises (the “Tenant Improvements”) pursuant to the Approved Working Drawings. Tenant shall make no changes or modifications to (i) the Space Plan, (ii) the Approved Working Drawings, or (iii) the Tenant Improvements, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.
EXHIBIT B

Notwithstanding the foregoing, Landlord has approved, in concept, certain minor changes to the Space Plan limited to (i) the addition of a wall at the entrance to Suite 1200 to create an additional conference room at the entrance (the “Specialty Wall”), (ii) the addition of a wall to convert the planned board room within Suite 1200 into two (2) conference rooms, and (iii) the removal of a wall within Suite 1300 to convert the two (2) planned conference rooms into one (1) large board room. Landlord’s architect will revise the Space Plan to reflect those changes, subject to the terms of this Work Agreement. Landlord will construct the Tenant Improvements in a good workmanlike manner. Tenant shall be responsible for Tenant’s costs and Delay as defined below in Section 2 and Section 4.2, related to the changes described above and any other changes or modifications requested by Tenant and Tenant acknowledges that it will be responsible for the complete restoration of the Specialty Wall at the expiration or sooner termination of the Lease, such that the ceiling and carpet in the vicinity are left in good condition and repair (the Specialty Wall will, for such purposes, be deemed a Specialty Alteration).
SECTION 2
LANDLORD’S COSTS; TENANT’S COSTS AND DELAY
Landlord will bear the cost of the design and construction of the Tenant Improvements pursuant to the provisions of the Approved Working Drawings. Tenant, will, however, pay to Landlord a construction management fee equal to One Hundred Thousand Dollars ($100,000.00), which fee will be payable either in a lump sum upon the execution and delivery of the Lease or, at Landlord’s option, in four (4) monthly increments of Twenty-Five Thousand Dollars ($25,000.00) each, due within ten (10) Business Days following Landlord’s invoice therefor. Notwithstanding the foregoing, the construction management fee payable by Tenant pursuant to this Section 2 shall be subject to the terms and conditions of that certain letter agreement dated June 11, 2019 by and between Landlord and Tenant (the “Letter Agreement”), including, without limitation, that Tenant shall be entitled to a credit against the construction management fee in the amount of any Design Work Costs (as defined in the Letter Agreement) that have been prepaid by Tenant under the Letter Agreement. If Tenant requests revisions or changes to the Approved Working Drawings or substitutions of any materials described therein, then any additional costs which arise in connection with such revisions, changes or substitutions shall be paid by Tenant to Landlord within ten (10) Business Days following Landlord’s request, together with a construction supervision and management fee payable to Landlord in an amount equal to five percent (5%) of such additional costs. Additionally, any delay resulting from any such revisions, changes or substitutions will constitute Tenant Delay (defined in Section 4.2 below).
SECTION 3
CONTRACTOR’S WARRANTIES AND GUARANTIES
Landlord hereby assigns to Tenant, on a nonexclusive basis, all warranties and guaranties by the contractor who constructs the Tenant Improvements (the “Contractor”) relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to or arising out of the design or construction of the Tenant Improvements.
EXHIBIT B

SECTION 4
SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS
4.1Substantial Completion. For purposes of the Lease, “Substantial Completion” of the Tenant Improvements shall occur upon the completion of construction of the Tenant Improvements pursuant to the Approved Working Drawings (as reasonably determined by Landlord) sufficient to permit the issuance of a certificate of occupancy (or equivalent) for the Premises, with the exception of any punch list items and any tenant fixtures, equipment (including security and other Tenant systems), work-stations (including any related fixtures and/or equipment electrification), built-in furniture, and telecommunications and data cabling and equipment, all of which shall be the responsibility of Tenant to purchase and install at Tenant’s sole cost and expense. Promptly after Substantial Completion, Tenant and Landlord shall conduct a walk-through and reasonably identify punch list items, in accordance with industry custom and practice, of unfinished work and defects related to the Tenant Improvements to be completed or corrected by Landlord (the “Punch List Items”). Landlord shall promptly and diligently proceed to fully complete all Punch List Items in a manner calculated to minimize interference with the operation of Tenant’s business at the Premises.
4.2Delay in Substantial Completion. If there shall be a delay or there are delays in the Substantial Completion of the Tenant Improvements, as a direct, indirect, partial, or total result of any of the following (each, a “Tenant Delay”) then, notwithstanding anything to the contrary set forth in the Lease or this Work Agreement, and regardless of the actual date of Substantial Completion of the Tenant Improvements, the date of Substantial Completion of the Tenant Improvements shall, for the purpose of determining the Commencement Date, be deemed to be the date the Substantial Completion of the Tenant Improvements would have occurred if no Tenant Delay had occurred:
(a)Tenant’s failure to timely comply with its obligations with respect to the delivery of the initial Letter of Credit (and any subsequent amendment to the Letter of Credit increasing the face amount of the Letter of Credit to the Letter of Credit Amount) as required by Article 9 of the Lease;
(b)Tenant’s failure to timely approve any matter requiring Tenant’s approval;
(c)A breach by Tenant of the terms of this Work Agreement or the Lease;
(d)Tenant’s request for changes (i) in the Space Plan which cause the Approved Working Drawings to not be consistent with or a logical extension of the Space Plan, (ii) to the Approved Working Drawings following their completion, or (iii) to the Tenant Improvements during the course of construction;
(e)Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion, or which are different from, or not included in, Landlord’s standard improvement package items for the Building;
EXHIBIT B

(f)Changes to the Building required by the Approved Working Drawings; or
(g)Any other acts or omissions of Tenant or its agents, employees, contractors or vendors.
SECTION 5
MISCELLANEOUS
5.1Tenant’s Representative. Tenant has designated Tyler Hamilton (tyler@turo.com) as its sole representative with respect to the matters set forth in this Work Agreement, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant as required in this Work Agreement.
5.2Landlord’s Representative. Landlord has designated Christine Mann (cmann@paramount-group.com) as its sole representative with respect to the matters set forth in this Work Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Work Agreement.
5.3Tenant’s Agents. All contractors, subcontractors, laborers, materialmen, vendors and suppliers retained by or through Tenant shall be union labor in compliance with the then existing master labor agreements.
5.4Time of the Essence in This Work Agreement. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.
5.5Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if a Default by Tenant under the Lease (including, without limitation, any default by Tenant under this Work Agreement) has occurred at any time on or before the Substantial Completion of the Tenant Improvements, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause Contractor to cease the construction of the Tenant Improvements, and (ii) all other obligations of Landlord under the terms of this Work Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease. Any delay in the Substantial Completion of the Tenant Improvements caused by the exercise of Landlord’s rights pursuant to this Section shall be a Tenant Delay.
5.6Cooperation by Tenant. Tenant acknowledges that the timing of the completion of the Approved Working Drawings and the Tenant Improvements is of the utmost importance to Landlord. Accordingly, Tenant hereby agrees to fully and diligently cooperate with all reasonable requests by Landlord in connection with or related to the design and construction of the Tenant Improvements, and in connection therewith, shall respond to Landlord’s requests for
EXHIBIT B

information and/or approvals, except as specifically set forth herein to the contrary, within three (3) business days following request by Landlord.
EXHIBIT B

EXHIBIT “C”
COMMENCEMENT LETTER
Date    ______________
Re:    Lease dated as of ___________________, by and between 111 SUTTER STREET OWNER LP, as Landlord, and TURO INC., as Tenant, for ___________ rentable square feet on the ____________ floor of the Building located at 111 Sutter Street, San Francisco, California.
Dear __________:
In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:
1.The Commencement Date is_;
2.The Abatement Period is the period commencing ____________, ____expiring ____________, ____;
3.The Expiration Date is ____________, and
4.The schedule(s) of Base Rent payable for the Premises are as follows: [TO BE COMPLETED].
Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing a counterpart of this Commencement Letter in the space provided and returning a fully executed counterparts to my attention (a scanned signed counterpart set in PDF format to _________@___.com will suffice).

Sincerely,	Agreed and Accepted:

Tenant:
By:
Property Manager	Name:
Title:
[EXHIBIT - - DO NOT SIGN]
EXHIBIT C

EXHIBIT “D”
RULES AND REGULATIONS
1.The sidewalks, entry passages, corridors, halls, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than that of ingress and egress. The floors, skylights and windows that reflect or admit light into any place in the Building shall not be covered or obstructed by Tenant. The toilets, drains and other water apparatus shall not be used for any other purpose than those for which they were constructed and no rubbish or other obstructing substances shall be thrown therein.
2.No advertisement, signs, pictures, placards or other notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except upon the doors, and of such order, size and style, and at such places, as shall be approved and designated by Landlord. Interior signs on doors will be ordered for Tenant by Landlord, the cost thereof to be charged to and paid for by Tenant.
3.Tenant shall not do or permit to be done in the Premises, or bring or keep anything therein, which shall in any way increase the rate of insurance carried by Landlord on the Building, or on the Property, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or violate any applicable laws, codes or regulations. Tenant, its agents, employees or invitees shall maintain order in the Premises and the Building, shall not make or permit any improper noise in the Premises or the Building or interfere in any way with other tenants, or those having business with them. Nothing shall be thrown by Tenant, its clerks or servants, out of the windows or doors, or down the passages or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in the Building.
4.Tenant shall not employ any persons other than the janitors of Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of the Premises, except as may be specifically provided otherwise in the Lease.
5.No animals (other than service animals assisting individuals with disabilities in accordance with the terms of applicable Law), birds, bicycles or other vehicles shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building, without the approval of Landlord.
6.No painting shall be done, nor shall any alterations be made to any part of the Building or the Premises by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made in the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken by Tenant or Tenant’s agent, the same shall be immediately replaced or repaired by Tenant (subject to Tenant’s compliance with Article 23 of the Lease) and put in order under the direction and to the
EXHIBIT D

satisfaction of Landlord, or its agents, and shall be kept whole and in good repair. Tenant shall not injure, overload, or deface the Building, the woodwork or the walls of the Premises, nor carry on upon the Premises any noxious, noisy or offensive business.
7.Two (2) keys will be furnished Tenant without charge. No additional locks or latches shall be put upon any door and no locks shall be changed without the written consent of Landlord. Tenant, at the termination of the Lease, shall return to Landlord all keys to doors in the Building. Tenant shall not alter locks or install new locks without approval from Landlord.
8.Landlord in all cases retains the power to prescribe the weight and position of iron safes or other heavy articles. Tenant shall make arrangements with the superintendent of the Building when the elevator is required for the purpose of the carrying of any kind of freight.
9.The use of burning fluid, camphene, benzine, kerosene or anything except gas or electricity, for lighting the Premises, is prohibited. No offensive gases or liquids will be permitted.
10.If Tenant desires blinds, coverings or drapes over the windows, they must be of such shape, color and material as may be prescribed by Landlord, and shall be erected only with Landlord’s consent and at the expense of Tenant. No awnings shall be placed on the Building. Window covering shall be closed when the effect of sunlight would impose unnecessary loads on the air conditioning system.
11.All wiring and cabling work shall be done only by contractors approved in advance by Landlord and Landlord shall have the right to have all such work supervised by Building engineering/maintenance personnel. No antenna or cabling shall be installed on the roof or exterior walls of the Building.
12.At Landlord’s discretion, Landlord may hire security personnel for the Building, and every person entering or leaving the Building may be questioned by such personnel as to the visitor’s business in the Building and shall sign his or her name on a form provided by the Building for so registering such persons. Landlord shall have no liability with respect to breaches of the Building security, if any.
13.Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name or street address of the Building or the room or suite number of the Premises.
14.The freight elevator shall be available for use by all tenants in the Building subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord and any costs incurred by Landlord shall be reimbursed by Tenant.
15.Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited and each tenant shall cooperate to prevent the same.
EXHIBIT D

16.Each tenant shall ensure that all doors to its premises are locked and all water faucets or apparatus and office equipment are shut off before the tenant or its employees leave such premises at night. On multiple tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.
17.The toilets, urinals, wash bowls and other restroom facilities shall not be used for any purpose other than for which they were constructed, no foreign substance of any kind whatsoever may be thrown therein and the expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.
18.Each tenant shall store its refuse within its Premises. No material shall be placed in the refuse boxes or receptacles if such material is of such a nature that it may not be disposed of in the ordinary and customary manner of removal without being in violation of any law or ordinance governing such disposal.
19.Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.
EXHIBIT D

EXHIBIT “E”
ASBESTOS NOTIFICATION
This Exhibit is attached to and made a part of the Lease by and between 111 SUTTER STREET OWNER LP, a Delaware limited partnership (“Landlord”), and TURO INC., a Delaware corporation (“Tenant”), for space in the Building located at 111 Sutter Street, San Francisco, California.
As you may know, asbestos, because of its insulating and fire-resistant properties, was historically used in some construction materials. California’s Connelly Act, as well as federal OSHA and some other California rules, now require building owners and landlords to make certain notifications regarding known asbestos-containing materials (“ACM”) and presumed ACMs (“PACM”). PACM consists of certain older construction materials that commonly contained asbestos. This Exhibit is designed to provide you with the required ACM and PACM notifications.
ACM
Our asbestos survey(s) for the Building did note the presence, location or quantity of ACM in the Building as follows: vinyl floor tile, linoleum sheeting, built-up roofing material, associated tar and transite paneling located on the cooling towers, and rope sealant around duct penetrations.
PACM
PACM consists of thermal system insulation and surfacing material found in buildings constructed prior to 1981, and asphalt or vinyl flooring installed prior to 1981. “Surfacing material” means material that is sprayed-on, troweled-on or otherwise applied to surfaces (such as acoustical plaster on ceilings and fireproofing materials on structural members, or other materials on surfaces for acoustical, fireproofing, and other purposes). Because this Building was constructed prior to 1981, PACM may be present.
The fact that our survey(s) may identify such materials as PACM does not necessarily mean that no other PACM exists in the Building. Please be advised that if any thermal system insulation, asphalt or vinyl flooring or surfacing material, of the type described above, are found to be present in the Building, such materials must be considered PACM unless properly tested and shown otherwise.
Because of the presence of ACM and the potential presence of PACM in the Building, we are providing you with the following warning, which is commonly known as a California Proposition 65 warning:
WARNING: This Building contains asbestos, a chemical known to the State of California to cause cancer.
EXHIBIT E

In addition, you should be aware that there are certain potential health risks that may result from exposure to asbestos. Because we are not physicians, scientists or industrial hygienists, we have no special knowledge of the health impact of exposure to asbestos. However, we hired an environmental consulting firm to prepare an asbestos Operations and Maintenance Plan (“O&M Plan”) to address asbestos matters at the Building. The O&M Plan is designed to minimize the potential for a release of asbestos fibers and outlines a schedule of actions to be undertaken with respect to asbestos. The written O&M Plan is available for your review at our Building Management Office during regular business hours, and a copy of the O&M Plan will be provided to you upon request.
In general, the written O&M Plan describes the risks associated with asbestos exposure and how to prevent such exposure. The O&M Plan describes those risks as follows: asbestos is not a significant health concern unless asbestos fibers are released and inhaled. If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis and cancer) increases. However, measures to minimize exposure and consequently minimize the accumulation of fibers, reduces the risk of adverse health effects.
The O&M Plan is designed to safely manage the ACM and PACM in the Building and to avoid the inadvertent disturbance of such ACM or PACM. To that end, the O&M Plan provides for the training of building housekeeping and maintenance personnel so that they can conduct their work without causing a release of asbestos fibers. As part of the O&M Plan, we maintain records of all asbestos-related activities and the results of any asbestos survey, sampling or monitoring conducted in the Building.
The written O&M Plan describes a number of activities that should be avoided in order to prevent a release of asbestos fibers in the Building. In particular, you should be aware that some of the activities which may present a health risk by causing an airborne release of asbestos fibers include moving, drilling, boring or otherwise disturbing ACM or PACM. Consequently, such activities should not be attempted by any person not qualified to handle ACM or PACM. In other words, you must obtain the approval of Building management prior to engaging in any such activities. Please contact the Property Manager for more information in this regard. In addition, please contact the Property Manager if you notice any deterioration or disturbance of ACM or PACM. Also, note that the identification of ACM and PACM in this Exhibit is based on actual knowledge and assumptions that the law requires us to make; the materials identified herein do not necessarily comprise all asbestos in the Building.
Please be aware that you may have certain obligations under California and federal laws with regard to the ACM and PACM in the Building, including obligations to notify your own employees, contractors, subtenants, agents and others of the presence of ACM and PACM. You are solely responsible for complying with all such applicable laws.
Please contact the property manager if you have any questions regarding the contents of this Exhibit).
EXHIBIT E

EXHIBIT “F-1”
FORM OF LETTER OF CREDIT
Irrevocable Standby Letter of Credit No. __________

Beneficiary:	Issuance Date:

[____________________] c/o PARAMOUNT GROUP, INC. 1633 Broadway, Suite 1801 New York, NY 10019
Attention:    Bernard A. Marasco
Senior Vice President - Counsel, Leasing and Property Management
Accountee/Applicant:

Attn:
Ladies and Gentlemen:
We hereby establish our Irrevocable Letter of Credit no. ______________ in your favor for the account of ______________ for an amount not to exceed in the aggregate ___________________________________ U.S. Dollars ($___________).
Funds under this credit are available against presentation of this original Letter of Credit and the attached Exhibit A, with the blanks appropriately completed.
This Letter of Credit expires and is payable at the office of _____________________ [Issuing Bank’s name, address, department, and fax number], on or prior to _______________, 20 [enter the Expiration Date], or any extended date as hereinafter provided for (the “Expiration Date”).
If the Expiration Date shall ever fall on a day which is not a business day, then such Expiration Date shall automatically be extended to the date which is the next business day. It is a condition of this Letter of Credit that the Expiration Date will be automatically extended without amendment for one (1) year from the Expiration Date hereof, or any future Expiration Date, unless at least sixty (60) days prior to any Expiration Date we notify you by certified mail, return receipt requested, or overnight courier service with proof of delivery to the address shown above, [CONFIRM:] attention: Bernard A. Marasco, Senior Vice President - Counsel, Leasing and Property Management, and concurrently notify Paramount Group Inc., One Market Plaza, Steuart Tower, Suite 1470, San Francisco, California 94105, ATTN: Area Asset Manager/General
EXHIBIT F-1

Manager, in the same delivery method, that we elect not to extend the Expiration Date of this Letter of Credit. Upon your receipt of such notification, you may draw against this Letter of Credit by presentation of this original Letter of Credit and the attached Exhibit B, with the blanks appropriately completed.
Demands presented by fax (to fax number _____________) are acceptable; provided that if any such demand is presented by fax, the original Exhibit and Letter of Credit shall be simultaneously forwarded by overnight courier service to our office located at the address stated above; provided further that the failure of the courier service to timely deliver shall not affect the efficacy of the demand. Further, you shall give telephone notice of a drawing to the Bank, attention: __________________ at __________________, on the day of such demand, provided that your failure to provide such telephone notification shall not invalidate the demand.
Drawing(s) in compliance with all of the terms of this Letter of Credit, presented prior to 11:00 A.M., Pacific time, on a Business Day, shall be made to the account number or address designated by you of the amount specified, in immediately available funds, on the immediately following Business Day.
Drawing(s) in compliance with all of the terms of this Letter of Credit, presented on or after 11:00 A.M., Pacific time, on a Business Day, shall be made to the account number or address designated by you of the amount specified, in immediately available funds, on the second Business Day.
This Letter of Credit is transferable any number of times without charge to you. Any transfer must be requested in accordance with our transfer form, which is attached as Exhibit C, accompanied by the return of this original Letter of Credit and all amendments thereto for endorsement thereon by us to the transferee. This Letter of Credit is transferable provided that such transfer would not violate any governmental rule, order or regulation applicable to us.
We hereby engage with you that documents (including fax documents) presented in compliance with the terms and conditions of this Letter of Credit will be duly honored if presented to our bank on or before the Expiration Date of this Letter of Credit, which is __, 20_.
Multiple and partial drawings are permitted.
This Letter of Credit is subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

[Issuing Bank’s name]

By:
Name:
Title:
EXHIBIT F-1

Exhibit A
SIGHT DRAFT
Irrevocable Standby Letter of Credit No. _________
Date of This Draft: ______________
To:
Name of Issuing Bank
Address
Re:    Irrevocable Standby Letter of Credit No. __________
To the order of [__________________]
Pay _________________________________ ($______________)
At Sight
For value received under Letter of Credit No. _________________
Payment of the amount demanded is to be made to the Beneficiary by wire transfer in immediately available funds in accordance with the following instructions:
[Payment instructions to be inserted]

[____________________________]

By:
Name:
Title:
EXHIBIT F-1

Exhibit B
Irrevocable Standby Letter of Credit No. _________
Date: ______________
To:
Name of Issuing Bank
Address
Ladies and Gentlemen:
Re:    Irrevocable Standby Letter of Credit No. __________
The undersigned, a duly authorized official of [_________________], a Delaware limited partnership, (hereinafter referred to as “Landlord”), hereby certifies that Landlord is entitled to draw upon Irrevocable Standby Letter of Credit No. ________ in the amount of $______________ [amount in words U.S. Dollars] as we have been notified that the Letter of Credit will not be extended and _____________ has not provided us with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of that certain Lease Agreement (the “Lease”) dated as of ___________, _______ by and between Landlord and ___________, as Tenant.
Drawn under Irrevocable Standby Letter of Credit No. _________________ issued by ________________ [name of Issuing Bank].
Payment of the amount demanded is to be made to the Beneficiary by wire transfer in immediately available funds in accordance with the following instructions:
[Payment instructions to be inserted]

[Beneficiary’s name

By:
Name:
Title:
EXHIBIT F-1

Exhibit C
Irrevocable Standby Letter of Credit No _________
Date: ______________
To:
Name of Issuing Bank
Address
Ladies and Gentlemen:
Re:    Irrevocable Standby Letter of Credit No. __________
For value received, the undersigned beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address)

(City, State, Zip Code)
all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.
By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.
The advice of such Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it direct to the transferee with your customary notice of transfer.

Very truly yours,

[Beneficiary’s name

By:
Name:
Title:
EXHIBIT F-1

The above signature with title as stated conforms to that on file with us and is authorized for the execution of said instruments.

[Name of Authenticating Bank

By:
Name:
Title:
EXHIBIT F-1

Format provided for guidance purpose and is not to be considered legal advice. WFB SBLC Operations Department reserves the right to modify the text upon receipt of a draft/complete details.
EXHIBIT “F-2”
FORM OF APPROVED WELLS FARGO LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT
NUMBER: [INSERT REF NUMBER]
ISSUE DATE: [INSERT ISSUE DATE]

BENEFICIARY: 111 Sutter Street Owner LP 1633 Broadway, Suite 1801 New York, New York 10019		APPLICANT: TURO, Inc. 116 New Montgomery Street, Suite 600 San Francisco, California 94105
ATTENTION:	Bernard A. Marasco Senior Vice President - Counsel, Leasing & Property Management	ATTENTION: Tyler Hamilton
LETTER OF CREDIT ISSUE AMOUNT [INSERT LC AMOUNT IN FIGURES] EXPIRY DATE: [INSERT EXPIRY DATE]
LADIES AND GENTLEMEN:
AT THE REQUEST AND FOR THE ACCOUNT OF THE ABOVE REFERENCED APPLICANT, WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT (THE “WELLS CREDIT”) IN YOUR FAVOR IN THE AMOUNT OF [INSERT AMOUNT IN WORDS] [INSERT CURRENCY AND AMOUNT IN NUMBERS] AVAILABLE WITH US AT OUR ABOVE OFFICE BY PAYMENT AGAINST PRESENTATION OF THE FOLLOWING DOCUMENTS:
1.A DRAFT DRAWN ON US AT SIGHT MARKED “DRAWN UNDER WELLS FARGO BANK, N.A. STANDBY LETTER OF CREDIT NO. [INSERT REF NUMBER].”
2.THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ANY AMENDMENTS THERETO.
3.BENEFICIARY’S SIGNED AND DATED STATEMENT WORDED AS FOLLOWS (WITH THE INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH):
THE UNDERSIGNED, AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY OF WELLS FARGO BANK LETTER OF CREDIT NO. [INSERT REF NUMBER] CERTIFIES THAT THE AMOUNT OF THE DRAFT ACCOMPANYING THIS STATEMENT REPRESENTS THE AMOUNT DUE TO BENEFICIARY PURSUANT TO AND IN CONNECTION WITH THAT CERTAIN LEASE DATED [INSERT DATE] BETWEEN 111 SUTTER STREET OWNER LP AND TURO, INC. (AS SUCH LEASE MAY BE AMENDED, RESTATED OR REPLACED).
THIS LETTER OF CREDIT EXPIRES AT OUR ABOVE OFFICE ON [INSERT EXPIRY DATE]. IT IS A CONDITION OF THIS LETTER OF CREDIT THAT SUCH EXPIRATION DATE SHALL BE DEEMED AUTOMATICALLY EXTENDED, WITHOUT WRITTEN AMENDMENT, FOR ONE YEAR PERIODS TO [INSERT MONTH AND DAY] IN EACH SUCCEEDING CALENDAR YEAR, UNLESS AT LEAST 60 CALENDAR DAYS PRIOR TO SUCH EXPIRATION DATE WE SEND WRITTEN NOTICE TO YOU AT YOUR ADDRESS ABOVE BY OVERNIGHT COURIER OR REGISTERED MAIL THAT WE ELECT NOT TO EXTEND THE EXPIRATION DATE OF THIS LETTER OF CREDIT BEYOND THE DATE SPECIFIED IN SUCH NOTICE.
IN NO EVENT SHALL THIS LETTER OF CREDIT BE EXTENDED BEYOND _____________, 20__ WHICH WILL BE CONSIDERED THE FINAL EXPIRATION DATE. ANY REFERENCE HEREIN TO A FINAL EXPIRATION DATE DOES NOT IMPLY THAT WE ARE OBLIGATED TO EXTEND THIS LETTER OF CREDIT BEYOND THE INITIAL OR ANY EXTENDED DATE THEREOF. )
LEASE

Format provided for guidance purpose and is not to be considered legal advice. WFB SBLC Operations Department reserves the right to modify the text upon receipt of a draft/complete details.
UPON OUR SENDING YOU SUCH NOTICE OF THE NON-EXTENSION OF THE EXPIRATION DATE OF THIS LETTER OF CREDIT, YOU MAY ALSO DRAW UNDER THIS LETTER OF CREDIT, ON OR BEFORE THE EXPIRATION DATE SPECIFIED IN SUCH NOTICE, BY PRESENTATION OF THE FOLLOWING DOCUMENTS TO US AT OUR ABOVE ADDRESS:
1.A DRAFT DRAWN ON US AT SIGHT MARKED “DRAWN UNDER WELLS FARGO BANK, N.A. STANDBY LETTER OF CREDIT NO. [INSERT REF NUMBER].
2.THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ANY AMENDMENTS THERETO.
3.YOUR SIGNED AND DATED STATEMENT WORDED AS FOLLOWS (WITH THE INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH):
“THE UNDERSIGNED, AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY OF WELLS FARGO BANK, N. A. LETTER OF CREDIT NO. [INSERT REF NUMBER], HEREBY CERTIFIES THAT BENEFICIARY HAS RECEIVED NOTIFICATION FROM WELLS FARGO BANK, N.A. THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED PAST ITS CURRENT EXPIRATION DATE. THE UNDERSIGNED FURTHER CERTIFIES THAT (I) AS OF THE DATE OF THIS STATEMENT, BENEFICIARY HAS NOT RECEIVED A LETTER OF CREDIT OR OTHER INSTRUMENT ACCEPTABLE TO BENEFICIARY AS A REPLACEMENT; AND (II) TURO, INC. HAS NOT BEEN RELEASED FROM ITS OBLIGATIONS.”
MULTIPLE AND PARTIAL DRAWING(S) ARE PERMITTED UNDER THIS LETTER OF CREDIT; PROVIDED, HOWEVER, THAT THE TOTAL AMOUNT OF ANY PAYMENT(S) MADE UNDER THIS LETTER OF CREDIT WILL NOT EXCEED THE TOTAL AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.
THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE TRANSFEREE AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT AT THE TIME OF SUCH TRANSFER. ANY SUCH TRANSFER MAY BE EFFECTED ONLY THROUGH WELLS FARGO BANK, N.A. AND ONLY UPON PRESENTATION TO US AT OUR PRESENTATION OFFICE SPECIFIED HEREIN OF A DULY EXECUTED TRANSFER REQUEST IN THE FORM ATTACHED HERETO AS EXHIBIT A, WITH INSTRUCTIONS THEREIN IN BRACKETS COMPLIED WITH, TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS THERETO AND PAYMENT OF OUR TRANSFER FEE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL OF THIS LETTER OF CREDIT, AND WE SHALL DELIVER SUCH ORIGINAL TO THE TRANSFEREE. THE TRANSFEREE’S NAME SHALL AUTOMATICALLY BE SUBSTITUTED FOR THAT OF THE BENEFICIARY WHEREVER SUCH BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT. ALL CHARGES IN CONNECTION WITH ANY TRANSFER OF THIS LETTER OF CREDIT ARE FOR THE APPLICANT’S ACCOUNT.
WE ARE SUBJECT TO VARIOUS LAWS, REGULATIONS AND EXECUTIVE AND JUDICIAL ORDERS (INCLUDING ECONOMIC SANCTIONS, EMBARGOES, ANTI-BOYCOTT, ANTI-MONEY LAUNDERING, ANTI-TERRORISM, AND ANTI-DRUG TRAFFICKING LAWS AND REGULATIONS) OF THE U.S. AND OTHER COUNTRIES THAT ARE ENFORCEABLE UNDER APPLICABLE LAW. WE WILL NOT BE LIABLE FOR OUR FAILURE TO MAKE, OR OUR DELAY IN MAKING, PAYMENT UNDER THIS LETTER OF CREDIT OR FOR ANY OTHER ACTION WE TAKE OR DO NOT TAKE, OR ANY DISCLOSURE WE MAKE, UNDER OR IN CONNECTION WITH THIS LETTER OF CREDIT [(INCLUDING, WITHOUT LIMITATION, ANY REFUSAL TO TRANSFER THIS LETTER OF CREDIT)] THAT IS REQUIRED BY SUCH LAWS, REGULATIONS, OR ORDERS.
WE HEREBY ENGAGE WITH YOU THAT EACH DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF PRESENTED TOGETHER WITH THE DOCUMENTS SPECIFIED IN THIS LETTER OF CREDIT AT OUR OFFICE LOCATED AT, 794 DAVIS STREET, MAC A0283-023, SAN LEANDRO, CA 94577, ATTENTION: US TRADE SERVICES, STANDBY LETTERS OF CREDIT ON OR BEFORE THE ABOVE STATED EXPIRY DATE, OR ANY EXTENDED EXPIRY DATE IF APPLICABLE.
THIS IRREVOCABLE STANDBY LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING. THIS UNDERTAKING IS INDEPENDENT OF AND SHALL NOT IN ANY WAY BE MODIFIED, AMENDED, AMPLIFIED OR INCORPORATED BY REFERENCE TO ANY DOCUMENT, CONTRACT OR AGREEMENT REFERENCED HEREIN OTHER THAN THE STIPULATED ICC RULES AND GOVERNING LAWS.
CANCELLATION PRIOR TO EXPIRATION: YOU MAY RETURN THIS LETTER OF CREDIT TO US FOR CANCELLATION PRIOR TO ITS EXPIRATION PROVIDED THAT THIS LETTER OF CREDIT IS ACCOMPANIED BY YOUR WRITTEN AGREEMENT TO ITS CANCELLATION. SUCH WRITTEN AGREEMENT TO CANCELLATION SHOULD SPECIFICALLY REFERENCE THIS LETTER OF CREDIT BY NUMBER, CLEARLY INDICATE THAT IT IS BEING RETURNED FOR CANCELLATION AND BE SIGNED BY A PERSON IDENTIFYING THEMSELVES AS AUTHORIZED TO SIGN FOR YOU.
EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICE 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.
LEASE

Format provided for guidance purpose and is not to be considered legal advice. WFB SBLC Operations Department reserves the right to modify the text upon receipt of a draft/complete details.

VERY TRULY YOURS
[ISSUING BANK]
EXHIBIT F-2

EXHIBIT “G”
OPTIONS
This Exhibit is attached to and made a part of the Lease by and between 111 SUTTER STREET OWNER LP, a Delaware limited partnership (“Landlord”), and TURO INC., a Delaware corporation (“Tenant”), for space in the Building located at 111 Sutter Street, San Francisco, California.
1.Right of First Offer.
(a)Generally. During the initial Term (the “First Offer Term”), and subject to the rights of the existing Building tenants as of the Effective Date, regardless of whether such rights are exercised strictly in accordance with their respective terms or pursuant to lease amendments or new leases (“Superior Rights”), Tenant shall have the one-time right of first offer (the “Right of First Offer”) to lease any space which becomes Available for Lease (described below) on the fourteenth (14th) floor of the Building (the “Offering Space”). Offering Space shall be deemed to be “Available for Lease” as follows: with respect to any Offering Space that is under lease from time to time to third parties (which, as of the Effective Date, is true for all of the Offering Space), such Offering Space shall be deemed to be Available for Lease when Landlord has determined that such third party will not extend or renew the term of its lease for the Offering Space (whether pursuant to an existing option or right or otherwise) and/or the then-current lease for the Offering Space will be terminated and, in either case, no occupant of the Building has a Superior Right which is subject to exercise. After Landlord has determined that any portion of Offering Space is Available for Lease, Landlord shall advise Tenant (the “Advice”) of the terms, (inclusive of the Lease term (the “Offering Space Term”), which will be the greater of (x) the then-remaining Term and (y) five (5) full calendar years) under which Landlord is prepared to lease such Offering Space to Tenant. The Advice shall set forth (i) the proposed Base Rent for the Offering Space (which will be reasonably consistent with other recent relevant transactions in the Building, if any, adjusted so as to match the term proposed in the Advice and the Base Year, if applicable), (ii) the RSF and location thereof, (iii) the delivery condition of the Offering Space, and (iv) all other terms upon which Landlord proposes to lease the Offering Space to Tenant including, without limitation, any tenant improvement allowance and any applicable rent concessions. Landlord’s Advice will specify a proposed date of availability of the Offering Space which date shall be no less than three (3) months following the date of delivery of the Advice. Tenant may lease such Offering Space in its entirety only, under such terms, by delivering irrevocable written notice of exercise to Landlord (“Notice of Exercise”) within ten (10) Business Days after the date of delivery of the Advice (the “Offer Exercise Period”), except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Advice, if:
(i)Tenant is in Default at the time Landlord would otherwise deliver the Advice; or
(ii)any portion of the Premises is sublet (other than pursuant to a Permitted Transfer) at the time Landlord would otherwise deliver the Advice; or
EXHIBIT G

(i)Tenant’s interest in the Lease has been assigned (other than pursuant to a Permitted Transfer) prior to the date Landlord would otherwise deliver the Advice; or
(ii)Tenant is not occupying all of the RSF of the Premises on the date Landlord would otherwise deliver the Advice.
(b)Terms. The Offering Space Term shall commence upon the commencement date stated in the Advice and thereupon such Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant’s leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to the Offering Space. The Offering Space shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offering Space or as of the date the term for such Offering Space commences, unless the Advice specifies any work to be performed by Landlord in the Offering Space, in which case Landlord shall perform such work in the Offering Space.
(c)Limitation on Right of First Offer. The Right of First Offer with respect to any portion of the Offering Space shall terminate on the earlier to occur of: (i) with respect to any portion of the Offering Space that is the subject of an Advice, Tenant’s failure to exercise its Right of First Offer within the ten (10) Business Day period provided in Section 1(a) above, and (ii) with respect to any portion of the Offering Space which would otherwise have been the subject of an Advice, the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in clauses (i) through (iv) of Section 1(a) above.
(d)Offering Amendment. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the “Offering Amendment”) adding the applicable Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, RSF of the Premises, Tenant’s Share and other appropriate terms. A copy of the Offering Amendment shall be (i) sent to Tenant within a reasonable time after receipt of the Notice of Exercise executed by Tenant, and (ii) returned to Landlord (either executed by Tenant or revised to reflect Tenant’s good faith comments thereto) within fifteen (15) Business Days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is signed.
2.Renewal Option.
(a)Grant of Option; Conditions. Tenant will have the right to extend the Term of the Lease (the “Renewal Option”) for one (1) additional period of five (5) years commencing on the day following the Expiration Date and ending on the fifth (5th) anniversary of the
EXHIBIT G

Expiration Date (the “Renewal Term”), if the following conditions (the “Renewal Option Conditions”) are satisfied:
(i)Landlord receives irrevocable notice of exercise (“Initial Renewal Notice”) from Tenant not less than fifteen (15) full calendar months prior to the Expiration Date; and
(ii)Tenant is not in Default under the Lease and has not previously been in Monetary Default during the two (2) year period prior to the date on which Tenant delivers its Initial Renewal Notice; and
(iii)No portion of the Premises exceeding twenty-five percent (25%) of the RSF of the Premises is sublet (other than pursuant to a Permitted Transfer) at the time that Tenant delivers its Initial Renewal Notice or as of the as of the Expiration Date; and
(iv)Tenant’s interest in the Lease has not been assigned (other than pursuant to a Permitted Transfer) prior to the date that Tenant delivers its Initial Renewal Notice or as of the Expiration Date; and
(v)Tenant is in occupancy of at least approximately seventy-five percent (75%) (subject to differences in individual floor sizes) of RSF of the Premises at the time that Tenant delivers its Initial Renewal Notice and as of the Expiration Date.
Landlord may, at Landlord’s option, exercised in Landlord’s sole and absolute discretion, waive any of the Renewal Option Conditions in which case the Renewal Option, if otherwise properly exercised by Tenant, shall remain in full force and effect.
(b)Terms Applicable to Premises During Renewal Term. The initial Base Rent rate per RSF of the Premises during the Renewal Term shall equal the Fair Market Rent (hereinafter defined) for the Premises. Base Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Fair Market Rent. Tenant shall pay Operating Expenses and Taxes for the Premises during the Renewal Term in accordance with the terms of the Lease, subject to the adjustment of the Base Year described below.
(c)Initial Procedure for Determining Fair Market Rent. After receipt of Tenant’s Initial Renewal Notice, but not before the date that is one (1) year prior to the first (1st) day of the Renewal Term, Landlord shall advise Tenant of Landlord’s determination of the Fair Market Rent (including applicable Base Rent rate periodic escalations) for the Premises for the Renewal Term, which Fair Market Rent shall be calculated based on the market terms in effect as of the date that is fifteen (15) months prior to the first (1st) day of the Renewal Term. Within thirty (30) days after the date on which Landlord so advises Tenant, Tenant shall either (i) deliver to Landlord final binding written notice of Tenant’s agreement with Landlord’s determination of the Fair Market Rent for the Renewal Term (“Binding Notice”), or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice
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within such thirty (30) day period, Tenant will be deemed to have delivered a Rejection Notice. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (defined below) upon the terms and conditions set forth herein. If Tenant provides (or is deemed to provide) Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith in an attempt to agree upon the Fair Market Rent for the Premises during the Renewal Term. If the parties reach an agreement, Landlord and Tenant will enter into a Renewal Amendment in accordance with the terms and conditions hereof. However, if Landlord and Tenant fail to agree upon the Fair Market Rent within thirty (30) days after the date Tenant provides (or is deemed to provide) Landlord with a Rejection Notice (the “Negotiation Period”), each party shall make and deliver to the other separate determination of the Fair Market Rent within five (5) Business Days following the date of expiration of the Negotiation Period, and such determinations shall be submitted to arbitration in accordance with Section 2(d)(i) below (for avoidance of doubt, the separate determination of Fair Market Rent made by each party may differ from any other statement or determination of Fair Market Rent previously made by such party).
(d)Procedure.
(i)Landlord and Tenant shall each appoint one (1) arbitrator who shall be a real estate broker who has been active in the leasing of first-class commercial office space in the San Francisco Financial District over the five (5) year period ending on the date of such appointment. The arbitrators shall be instructed to determine only whether Landlord’s or Tenant’s submitted Fair Market Rent determination is the closest to the actual Fair Market Rent, taking into account the requirements set forth in Section 1(f) below. Each such arbitrator shall be appointed within fifteen (15) days after the date of expiration of the Negotiation Period. Landlord and Tenant may consult with their selected arbitrators prior to appointment and each may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant are referred to herein as “Advocate Arbitrators.”
(A)The two (2) appointed Advocate Arbitrators shall be specifically required pursuant to the term of their engagement to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator; the Neutral Arbitrator must be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, however neither Landlord nor Tenant nor either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.
(B)The three arbitrators shall, within thirty (30) days following the appointment of the Neutral Arbitrator, reach a decision as to whether Landlord’s or Tenant’s submitted determination of Fair Market Rent most closely reflects the Fair Market Rent for the Premises (the decision of a majority of the three arbitrators shall be binding), and shall notify Landlord and Tenant of such decision.
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(C)If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the expiration of the Negotiation Period, then either party may petition the presiding judge of the Superior Court of San Francisco County to appoint such Advocate Arbitrator subject to the criteria set forth above, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.
(D)If the two (2) Advocate Arbitrators fail to timely agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Francisco County to appoint the Neutral Arbitrator, subject to criteria set forth above, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.
(E)The cost of the arbitration shall be paid by Landlord and Tenant equally.
(F)In the event that the Fair Market Rent has not been determined as described above as of the commencement of the Renewal Term, then as of the commencement of the Renewal Term, Tenant will pay an amount equal to the Fair Market Rent determination submitted by Landlord to Tenant pursuant to Section 2(b) above, and upon the final determination of the Fair Market Rent, the payments made by Tenant shall be reconciled with the actual Fair Market Rent due, and the appropriate party shall make any corresponding payment to the other party.
(e)Renewal Amendment. If Tenant is entitled to and properly exercises the Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Base Year, term, Expiration Date and other appropriate terms. Tenant shall execute and return the Renewal Amendment to Landlord (or provide good faith comments thereto) within fifteen (15) Business Days after Tenant’s receipt of same, but an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.
(f)Fair Market Rent. “Fair Market Rent” shall mean the arms’ length fair market annual rental rate per RSF (including additional rent and considering any “base year” or “expense stop” applicable thereto; in connection therewith, the Tax Base Year and Operating Expense Base Year applicable during the Renewal Term will each be the calendar year 2026, and such Base Years will be factored into the determination of the Fair Market Rent), including all escalations, under new and renewal leases and amendments with terms commencing during the fifteen (15) month period prior to and following the scheduled commencement date of the Renewal Term, for space comparable to the Premises (i.e., space which is not significantly greater or smaller in size than the Premises) in the Building and in office buildings comparable to the Building in the San Francisco, California, Financial District (“Comparable Buildings” and such transactions, “Comparable Transactions”). The determination of Fair Market Rent will take into account the following concessions (the “Concessions”): (i) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (ii) tenant improvements or allowances provided or to be provided for such comparable space, and
EXHIBIT G

taking into account the value, if any, of the existing improvements in the Premises; (iii) the level of Building Systems/infrastructure and services provided to tenants in the Building as compared to such Comparable Buildings and (iv) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Market Rent, no consideration shall be given to (A) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of the Renewal Option, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (B) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Fair Market Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations in connection with Tenant’s lease of the Premises during the Renewal Term or whether any then-existing financial security should be appropriately adjusted (increased or reduced, as the case may be). Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). The Concessions (x) shall be reflected in the effective rental rate payable by Tenant (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)), or (y) at Landlord’s election, some or all such Concessions will be granted to Tenant in kind.
EXHIBIT G

EXHIBIT “H”
FORM OF TENANT ESTOPPEL
[Purchaser Name] (“Purchaser”)
[Address]
[City], [State] [Zip Code]
Ladies and Gentlemen:
The undersigned (“Tenant”) certifies to __________________, a __________________ (“Landlord”), the current owner of the property known as 111 Sutter located at 111 Sutter Street in San Francisco, California (“Property”), Purchaser, and any actual or prospective mortgage and/or mezzanine lenders to Landlord or Purchaser and/or their affiliates (“Lender”), and each of their successors, assigns and participants that each of the following statements is true as of the date set forth below:
1.Tenant is the tenant under the lease attached hereto as Schedule 2 attached hereto (“Lease”) and such Lease is a true, correct and complete copy;
2.The summary of the terms of the Lease set forth on Schedule 1 is true and correct;
3.Except for the documents attached hereto as Schedule 2 and as may be indicated on Schedule 1, the Lease has not been modified, supplemented, or amended in any way, and the Lease attached hereto as Schedule 2 represents the entire agreement between Tenant and Landlord with respect to the premises (“Premises”) and the Property;
4.Tenant has accepted possession of the Premises under the Lease and occupies the entire Premises, and the Lease is in full force and effect;
5.Tenant has not assigned all or any portion of its interest in the Lease, and Tenant has not received notice from Landlord that Landlord has assigned all or any portion of Landlord’s interest in the Lease;
6.Tenant has not subleased any portion of the Premises except as set forth on Schedule 1;
7.All construction obligations to be performed by Landlord have been satisfied;
8.Any payments by Landlord to Tenant for tenant improvements that are required under the Lease have been made, except as described on Schedule 1;
9.On the date hereof, there are no existing defenses, offsets or counterclaims that Tenant has against the enforcement of the Lease by Landlord and Tenant has no knowledge of any event that with the giving of notice, the passage of time, or both, would constitute a default by Tenant, or to the best of Tenant’s knowledge, a default by Landlord, under the Lease;
EXHIBIT H

10.Tenant is not entitled to any offsets, abatements, or deductions against rent payable under the Lease from and after the date hereof, except as described on Schedule 1;
11.Tenant has paid monthly base rent through the date set forth on Schedule 1. No rent (including expense reimbursements), other than for the current month, has been paid in advance;
12.Tenant has not initiated nor, to Tenant’s knowledge, has any other party initiated against Tenant, proceedings for relief under any bankruptcy or insolvency laws;
13.Tenant has no purchase, extension, or expansion options or rights of first offer, rights of first refusal, exclusives, right to lease other premises, or rights to have Landlord perform Tenant’s obligations under leases of other premises, except as set forth in the Lease;
14.There are no ongoing Tenant audits;
15.Tenant has no right to terminate the Lease except as set forth in the Lease;
16.The term of the Lease commenced on and expires on the dates shown on Schedule 1; and
17.Landlord is presently holding a security deposit in the amount shown on Schedule 1.
The truth and accuracy of the certifications contained herein may be relied upon by (i) Landlord, (ii) Purchaser, and (iii) each Lender and each of their respective successors, assigns and participants.
The individual signing this certification on behalf of Tenant certifies that he/she is duly authorized to sign, acknowledge and deliver this letter on behalf of Tenant.

Very truly yours,

By:
Name:
By:
Name:
EXHIBIT H

SCHEDULE 1
Summary of Lease Terms

1	Name of Tenant:

2	Address of Premises:	111 Sutter Street, San Francisco, CA 94104

3	Lease Date:

4	There has been no amendment to the Lease, and there is no separate agreement relating to the Lease or Tenant’s occupancy of the Premises, other than the following (list document names and dates):

a)

b)

c)

5	Current Rentable Square Footage of Premises:

6	Lease Commencement Date:

7	Lease Expiration Date:

8	Current Monthly Base Rent:	$

9	Expense Reimbursement Base Year:

10	Current Monthly Expense Reimbursement:	$

11	Current Monthly Tax Reimbursement:	$

12	Tenant has no offsets, abatements or deductions remaining, except:

a)

b)

c)

13	Monthly Base Rent has Been Paid Through:	$

EXHIBIT H

14	Security Deposit:	$	in the form of cash

15	Tenant has not subleased any portion of the Premises, except pursuant to the following subleases (list document names and dates):

a)

b)

c)

16	There are no tenant improvement allowances currently payable, or to which Tenant may
	be entitled in the future, other than:	$
NOTE: Any item left blank will be deemed to have been completed with the word “None”.
EXHIBIT H

SCHEDULE 2
Lease Documents
EXHIBIT H

EXHIBIT “I”
FORM OF SNDA
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
Pircher, Nichols & Meeks
1925 Century Park East, Suite 1700
Los Angeles, California 90067
Attention:    David L. Packer, Esq.

(SPACE ABOVE THIS LINE FOR RECORDER’S USE ONLY)
SUBORDINATION, NON-DISTURBANCE AND
i. ATTORNMENT AGREEMENT
______________________, ___________
NOTICE:    THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into as of _______________________, 2005 by and among ______________________________________, a _____________________ (“Tenant”), ___________________________________, a _____________________________ (“Borrower”), and [**MWC FUNDING I, LLC, a Delaware limited liability company**] [**MESA WEST REAL ESTATE INCOME FUND, L.P., a Delaware limited partnership**] (“Lender”).
RECITALS
A.Tenant is the lessee and Borrower is the lessor under that certain lease dated ____________________________, _____ (the “Lease”).
B.Borrower has requested that Lender make a loan to Borrower to be secured by a deed of trust from Borrower for the benefit of Lender (the “Deed of Trust”), covering the property wherein the premises (the “Premises”) covered by the Lease are located,
EXHIBIT I

which property is described more fully in Exhibit “A” attached hereto (the “Property”). The Deed of Trust and all other documents to be executed by Borrower in connection with the requested loan (the “Loan”) being herein collectively called the “Loan Documents”.
C.Lender is willing to make the Loan, provided that, as a condition precedent thereto, Borrower and Tenant execute this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Lender to make the Loan, Tenant, Borrower and Lender hereby agree and covenant as follows:
1.Subordination. Notwithstanding anything to the contrary contained in the Lease, Tenant, Lender and Borrower hereby agree that the Lease (including (a) any option or options to purchase or rights of first refusal affecting the Property, or any portion thereof, contained therein, (b) any extension, renewal or modification of the Lease, (c) the leasehold estate in the Premises created by the Lease, and (d) all of Tenant’s rights under the Lease) is and shall at all times be completely and unconditionally subject and subordinate in all respects (i) to the Deed of Trust and other Loan Documents, the lien thereof and to all renewals, modifications, extensions, substitutions, rearrangements and replacements thereof, and all advances of any character made or to be made thereunder, and (ii) to any and all renewals, modifications, replacements, extensions, substitutions and rearrangements of any and all obligations and indebtedness secured by the Deed of Trust or the other Loan Documents.
2.Non-disturbance and Attornment. Provided that Tenant is not in default under any of the terms, covenants or conditions of the Lease, and Tenant is then in possession of the Premises, Tenant’s rights under the Lease and possession of the Premises thereunder shall not be affected or disturbed by Lender in the exercise of any of its rights and remedies under the Note (as that term is defined in the Deed of Trust) or the Loan Documents. Upon foreclosure of the Loan Documents, or any of them, Tenant shall continue in occupancy of the Premises upon the terms and conditions of the Lease, shall attorn to Lender to the same extent and with the same force as if Lender were the Landlord under the Lease, and shall be bound by and perform all of the obligations imposed upon Tenant by the Lease. Tenant’s attornment hereunder shall be effective and self-operative without the execution of any other instruments on the part of any party hereto, immediately upon Lender’s acquisition of title to the Property. Tenant shall, within ten (10) days after request by Lender, execute any instrument or take any action specified by Lender further to confirm attornment hereunder in accordance with the provisions of this Agreement.
3.Rights of Lender. If Lender exercises its rights or remedies under the Loan Documents, or any of them, then Lender shall be entitled, but not obligated, to exercise any and all claims, rights, powers, privileges and remedies of Borrower under the Lease and shall be further entitled to the benefits of and to receive and enforce performance of all of the covenants, terms and conditions to be performed by Tenant under the Lease. Lender shall not, by execution
EXHIBIT I

of this Agreement, be or become subject to any liability or obligation to Tenant under the Lease or otherwise, unless and until Lender has obtained title to the Premises by foreclosure or otherwise, and then only to the extent of liabilities or obligations accruing subsequent to the date Lender acquires (and prior to the date it disposes of) title to the Premises; provided, however, that Lender shall not be:
(a)liable for any act or omission of any prior lessor (including Borrower) or subsequent lessor;
(b)subject to any counterclaims, offsets, abatements, or defenses which Tenant might have against any prior lessor (including Borrower);
(c)bound by any rent or additional rent which Tenant might have paid in advance to any prior lessor (including Borrower) for any period beyond the month in which Lender succeeds to the interest of Borrower under the Lease;
(d)responsible for any security deposit, cleaning deposit or other prepaid charge which Tenant may have paid in advance to any prior lessor (including Borrower) which has not been delivered to Lender (Lender acknowledging that Lender will be responsible for any security deposit that is delivered or obtained by Lender);
(e)bound by any previous amendment or modification or termination of the Lease or by any waiver or forbearance by any prior landlord (including Borrower) unless the same was approved in writing by Lender;
(f)responsible for the performance of (or contribution toward) any work to be done by the landlord under the Lease to render the Premises ready or available for occupancy by Tenant, or required to remove any person occupying the Premises or any part thereof; or
(g)personally liable under or in connection with the Lease (Tenant’s recourse being limited to Lender’s interest in the Property).
4.Certain Acknowledgments and Agreements by Tenant.
(a)Loan Disbursements. Lender, in making any disbursements of the Loan to Borrower, shall be under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such disbursements may be used by Borrower for purposes other than improvement of the Property.
(b)Notice and Cure. If Borrower commits any act or omission which constitutes a default under the Lease, or which would give Tenant the right, either immediately or after a lapse of time, to terminate the Lease, or to claim a partial or total eviction, Tenant shall not exercise any such right, or remedy with respect thereto: (i) until it has given notice of such act or omission to Lender; and (ii) until Lender is entitled under the Loan Documents to remedy Borrower’s default and Lender has thereafter been afforded a reasonable time, at Lender’s
EXHIBIT I

option, to cure Borrower’s default. As used herein, a “reasonable time” shall include, any time that may be necessary to enable Lender to invoke and perfect its remedies under the Loan Documents, or any of them, such as appointment of a receiver for the Property or foreclosure thereof, plus not less than sixty (60) days. Nothing contained herein shall obligate Lender to effect a cure of any act or omission of Borrower.
(c)Notices. Tenant shall send to Lender a copy of any notice or statement given by Tenant to Borrower under the Lease at the same time such notice or statement is sent to Borrower.
(d)Option Rights. Tenant warrants and represents that it has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof, or any interest therein, but to the extent that Tenant has had or hereafter acquires any such right or option, Tenant hereby acknowledges that such right or option is made subject and subordinate to the Loan Documents pursuant to this Agreement and is hereby waived and released against Lender.
(e)New Lease. Upon Lender’s written request at or after any foreclosure under the Loan Documents, or any of them, Tenant shall execute a new lease of the Premises upon the same terms and conditions as the Lease between Borrower and Tenant, which new lease shall cover any unexpired term of the Lease existing prior to such foreclosure (but there shall be no requirement for an additional deposit).
(f)Rental Payments and Performance Under Lease. Tenant shall not pay any installment of rent, or any other amount or charge due under the Lease, more than thirty (30) days prior to the due date thereof, and Lender shall be entitled to recover from Tenant any such payments or charges made by Tenant in violation hereof. Tenant shall observe and perform, throughout the term of the Lease, all of the terms, covenants, conditions and obligations to be performed by Tenant thereunder.
(g)Modification and Cancellation of Lease. Tenant shall not enter into any termination, cancellation, surrender, amendment or modification of the Lease without Lender’s prior written consent.
(h)Tenant Estoppel Statement. Tenant hereby confirms, acknowledges, warrants, represents and certifies as follows: (i) the Lease is in full force and effect and a valid and binding obligation of Borrower and Tenant enforceable in accordance with its terms; (ii) neither Borrower nor Tenant is in default under any of the terms, covenants or conditions of the Lease, and there are no setoffs, counterclaims or credits against rentals or other amounts payable under the Lease, and no event or circumstance has occurred or pertains that, but for the giving of required notice or the lapse of an applicable grace period, would result in any of the foregoing; (iii) Tenant has no notice of any prior assignment, hypothecation or pledge of the Lease or any of the amounts payable thereunder; (iv) the Lease is a complete statement of the agreement of the parties thereto with respect to the leasing of the Premises, and no modifications, amendments, supplements, assignments or subleases (whether written or oral) have been made to the Lease; (v) any information contained in any prior estoppel certificate delivered by Tenant for
EXHIBIT I

the benefit of Borrower or Lender remains true and correct as of the date hereof as if remade as of the date hereof; (vi) Tenant has accepted the Premises, and Borrower has completed all construction and improvements required under the terms of the Lease to be completed by Borrower; and (vii) no rent, additional rent or reimbursement obligations of Tenant under the Lease have been paid more than one month in advance.
5.Certain Acknowledgments and Agreements by Borrower.
(a)Right of Lender to Receive Rental Payments. In the event of any Event of Default under the Loan Documents, Lender has the right to give notice to Tenant to pay all rent and all other sums due or payable under the Lease directly to Lender. Borrower hereby expressly authorizes and directs Tenant (and Tenant agrees) to make such payments to Lender upon receipt of such notice (regardless of any conflicting claims made by Borrower as to whether a default exists or otherwise) and Borrower hereby releases and discharges Tenant of and from any liability to Borrower on account of any such payments made by Tenant hereunder.
(b)Agreement Does Not Alter Loan Documents. Borrower acknowledges that the Note and the Loan Documents remain in full force and effect, enforceable in accordance with their terms, and that this Agreement does not constitute a waiver by Lender of any of its rights thereunder, or in any way release Borrower from its obligations to comply with any of the terms, provisions, conditions, covenants, agreements or obligations under the Note or the Loan Documents.
6.No Merger. Borrower, Tenant and Lender agree that unless Lender shall otherwise expressly consent in writing, fee title to the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Borrower or Tenant or any third party by purchase, assignment or otherwise.
7.Modifications; Lease Not Amended; Alterations to Loan. This Agreement may not be modified orally or in any other manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall not be deemed to alter or modify any of the terms, covenants, conditions or obligations of the Lease, except to the extent specifically set forth herein. No renewal, extension, modification, consolidation or replacement of the Loan Documents, or any of them, or any other provision of the loan evidenced by the Note, or any waiver of any term thereof, shall in any manner affect the obligations of Tenant under the Lease or this Agreement, and Tenant hereby unconditionally relinquishes, waives and releases any and all claims or defenses based thereon.
8.Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective heirs, successors and assigns; and provided, however, that the obligations and liabilities of Lender, and each of its successors and assigns, shall be binding upon Lender and each such successor only during such period as Lender or such successor retains an interest in the Loan Documents; provided, further, that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Lender (which consent shall not be unreasonably withheld). As used herein, the term “Tenant” shall include the original Tenant designated herein and its heirs, successors and
EXHIBIT I

assigns; the term “Borrower” shall include the original Borrower designated herein and its heirs, successors and assigns; the term “Lender” shall include the original Lender designated herein and its heirs, successors and assigns, including anyone who shall have succeeded to Borrower’s interest in the Premises by, through or under foreclosure of the Loan Documents, or any of them; and the term “foreclosure” shall be deemed to include judicial foreclosure, foreclosure by any power of sale granted under the Loan Documents, or the acquisition of Borrower’s estate in the Property by voluntary deed or assignment in lieu of foreclosure.
9.Severability. If any term of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term to persons or circumstances other than those to which it is invalid and unenforceable, shall, at Lender’s option, not be affected thereby, and in such event this Agreement shall be construed to the extent necessary as if such invalid or unenforceable provision had never been contained herein.
10.Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of ____________ (without regard to conflicts of law).
11.Attorneys’ Fees. If any action or proceeding is brought by any party against any other party under this Agreement, the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding such amount as the court may adjudge reasonable.
12.Notices. Whenever a party shall desire to give or serve any notice, demand, request or other communication with respect to this Agreement (“Notice”), each such Notice shall be in writing and shall be personally served or sent by a commercial overnight delivery service or by certified mail, return receipt requested, and shall be deemed to have been received on the date actually received if personally served or on the next business day after deposit with an overnight delivery service or on the date of receipt or refusal as shown on the return receipt if sent by certified mail or by the overnight carrier’s proof of delivery, as the case may be. The addresses of the parties to which Notices shall be sent (until notice of a change is served as provided in this paragraph) are as set forth below the signature of such party on the signature page of this Agreement.
13.Terminology. Whenever used in this Agreement (including any Exhibit hereto), the word “including”, “includes”, or “include” shall be read as though the phrase “, without limitation,” immediately followed the same.
14.Duplicate Originals, Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The
EXHIBIT I

failure of any party hereto to execute any counterpart of this Agreement shall not relieve the other signatories from their obligations hereunder.
TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO MAKE THE LOAN TO BORROWER.
EXHIBIT I

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT CONTAINS PROVISIONS WHICH ALLOW THE LANDLORD OBLIGATED ON THE LEASE TO OBTAIN A LOAN, ALL OR A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.

Address:	“TENANT”

a

By:
Name:
Title:
Address:	“BOROWER”

a

By:
Name:
Title:
EXHIBIT I

Address:	“LENDER”

c/o Mesa West Capital 11755 Wilshire Boulevard, Suite 1620 Los Angeles, California 90025 Attention: Loan Notices ([**JF**] [**MZ**]) Facsimile No.: (310) 806-6301	[**MWC FUNDING I, LLC, a Delaware limited liability company

	By:	Mesa West Capital Investment Fund I, L.P., Delaware limited partnership, Its Manager

		By:	Mesa West Capital, LLC, a Delaware limited liability company, its General Partner

By:
Name:
Title: **]

[**MESA WEST REAL ESTATE INCOME FUND, L.P.,
a Delaware limited partnership

	By:	Mesa West Capital Investment Fund I, L.P.,
Delaware limited partnership,
Its Manager

		By:	Mesa West Capital, LLC,
a Delaware limited liability company,
its General Partner

By:
Name:
Title: **]
EXHIBIT I

STATE OF CALIFORNIA	)
)
COUNTY OF ___________________	)
On _____________________, before me, ________________________, a Notary Public, personally appeared ________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature ____________________________________ (Seal)
EXHIBIT I

STATE OF CALIFORNIA	)
)
COUNTY OF ___________________	)
On _____________________, before me, ________________________, a Notary Public, personally appeared ________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature ____________________________________ (Seal)
EXHIBIT I

STATE OF CALIFORNIA	)
)
COUNTY OF ___________________	)
On _____________________, before me, ________________________, a Notary Public, personally appeared ________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature ____________________________________ (Seal)
EXHIBIT I

EXHIBIT A
DESCRIPTION OF PROPERTY
EXHIBIT I